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                                                                    Exhibit 99.1

                                STATE OF NEW YORK
                       NEW YORK STATE DEPARTMENT OF LABOR
                       COMPTROLLER'S CONTRACT NO. C000140
                  WITH CLEARBLUE TECHNOLOGIES MANAGEMENT, INC.

THIS PROFESSIONAL SERVICES AGREEMENT ("Agreement") is entered into by and between ClearBlue Technologies Management, Inc. ("ClearBlue") and the New York State Department of Labor (" Department"). In consideration of the terms and conditions and mutual promises contained herein, the parties agree as follows:

1. SCOPE OF AGREEMENT

1.1 This Agreement shall be implemented through one or more Statements of Work entered into, from time to time, by ClearBlue and the Department. Each Statement of Work shall specify the services to be performed by ClearBlue ("Services"). Software programming and development services ("Software Development Services") will be performed on a time and materials basis. Other related Services including "Web Hosting" and "Internet Access" shall be performed on a fixed price basis. The initial description of work to be performed ("Scope of Work"), attached hereto as Appendix B and hereby incorporated by reference, sets forth the overview of work to be completed during the term of the contract. Specific Statements of Work will become effective upon execution by authorized representatives of both parties.

1.2 The parties shall jointly develop specified plans for each project ("Project Plans") which shall identify the deliverables, including a description of the work to be performed, the personnel assigned to perform the work, the time frames for completion of each step in the project and any other relevant factors or contingencies that may be required. ClearBlue shall deliver an updated Project Plan to the Department on a bi-monthly basis. The parties agree and understand that the nature of the services further requires that the Project Plans may be modified as reasonably requested by the Department and the U.S. Department of Labor. These changes may result in modifications to the Project Plan, deliverables, associated work plans, resource allocations, schedules and costs. Any modification to a Project Plan must be set forth in writing and agreed to by the parties. All time periods for completion of work as well as acceptance and testing set forth in a Project Plan shall be amended in accordance with the modified Project Plan.

2. DEVELOPMENT OF THE WORK

2.1 ClearBlue shall develop the software (the "Software") and perform all other Services specified in each Statement of Work and Project Plan subject to and in accordance with the terms of this Agreement. ClearBlue shall exercise best efforts to deliver the Services and other deliverables set forth in a Project Plan (together, the "Deliverables") according to the delivery schedule set forth in such Project Plan (the "Delivery Schedule"). Changes in scope of the deliverables, requirements, functional specifications, personnel resources or schedule will result in amended plans as either jointly developed by the parties or as submitted by ClearBlue and not objected to in writing by the Department within five (5) business days.

2.2 The Department shall provide to ClearBlue such information and cooperation as ClearBlue may reasonably request to assist ClearBlue in the development of the Deliverables, and ClearBlue may use such information in connection with such development. In the event of a delay by the Department in providing such information to and cooperation with ClearBlue or in approving the Deliverables within the time set forth in this Agreement, or in the event of a delay caused by third parties, the delivery date for the affected Deliverables shall be deemed postponed for at least an equivalent period and the Delivery Schedule shall be amended accordingly. Where such delays impact other projects and/or deliverables all plans shall be modified as appropriate.

3. TERM AND TERMINATION

3.1 This Agreement shall commence on June 15, 2005 and, unless earlier terminated pursuant to Paragraphs 3.2, 3.3, 3.4 or 4.5, continue for a period of two years.


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3.2 Either party may terminate this Agreement by written notice if the other party commits a material breach of any of its obligations under this Agreement and has not remedied such breach within thirty (30) days of receiving written notice of the breach.

3.3 Either party may terminate this Agreement by written notice if the other party shall cease conducting business in the normal course, become insolvent or bankrupt, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, or become the subject of any proceeding relating to insolvency or the protection of creditors' rights which is not dismissed within sixty (60) days.

3.4 The Department may terminate this Agreement without cause within (60) sixty days prior written notice.

3.5 Termination of this Agreement shall not relieve the Department of its obligation to pay charges that accrued prior to termination except to the extent such charges relate to services that form the basis for termination of this Agreement for cause pursuant to Paragraph 3.2.

4. COMPENSATION AND PAYMENT TERMS

4.1 Payment to ClearBlue shall be made monthly in arrears for all time and materials expended by ClearBlue during the preceding month. Any estimated time requirements for such work which are set forth in the Statement of Work are solely ClearBlue's estimate, and should not be construed as a limitation on services or a cap on fees. The Department shall pay ClearBlue one flat monthly fee in arrears for Web Hosting, Internet Access, or other fixed-priced Services. The Department shall pay ClearBlue for all authorized expenses incurred by ClearBlue in connection with performance hereunder. The Department will pay the amount stated in each invoice within thirty days of date of invoice in accordance with paragraph 15 of Appendix A, which is attached hereto and hereby incorporated by reference.

4.2 The rates charged for services including time and materials are set forth in Appendix C, which is hereby incorporated by reference. The rates shall remain fixed at the same rates for a period of one year. The parties agree to negotiate in good faith annually for rates applicable for the next succeeding year. In no event shall any rate increase exceed the Consumer Price Index for the location at which work is performed. ClearBlue hereby warrants that such rates represent the most favorable pricing terms available to any of its customers for similar quantity and quality of services and shall reduce its prices to the lowest price given to any other customer for the same products and Services in similar quantities and qualities.

4.3 The charges do not include taxes or duties. The Department is exempt from the payment of federal, state and local taxes. The Department shall not be responsible for paying taxes based on ClearBlue's net income.

4.4 If the Department fails to pay any sum due under a Statement of Work, any late payment fees shall be determined in accordance with Article 11-A of the State Finance Law.

4.5 In accordance with section 41 of the State Finance Law, the State shall have no liability under this contract to ClearBlue beyond funds appropriated and made available for this contract by the New York State Legislature pursuant to revenue contracts, or one or more grants issued by the U.S. Department of Labor to the Department.

4.6 The anticipated scope of the contract provides for expenditures of up to Twenty-Three Million Two Hundred Thirty Thousand Dollars ($23,230,000) during the term of this Agreement as set forth in Appendix B.

5. STAFFING BY EACH PARTY

5.1 When members of one party's staff are employed on the premises of the other party, they will comply with such rules and regulations of which they are notified for the conduct of staff on those premises.

5.2 All members of both parties' staff participating in the performance of the Services will possess the appropriate skills, authority and experience for the tasks assigned to them, and will be available at such times as are agreed by the parties.

5.3 Where required under a Statement of Work, each of the parties will provide appropriate office


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accommodations, equipment and support to members of the other party's staff.

5.4 Upon execution of this Agreement, each party shall designate a member of its staff as contract coordinator, responsible for all administrative matters relating to this Agreement and the Services. Additionally, each party shall designate a member of its staff as Project Manager who will have the authority to represent such party on all technical and staffing matters relating to the Services. A party may change its designated coordinator or project manager on notice to the other party.

6. DELIVERY OBLIGATIONS; ACCEPTANCE

6.1 ClearBlue shall deliver to the Department one copy of the Software in object code form, and one copy of the Software in Source Code Form at the time completion of work for each Deliverable set forth in the Project Plan for acceptance testing. For purposes hereof, the term "Source Code Form" shall mean a well-documented listing in printed form of the source code (i.e., human intelligible version) of the Software, the related instructions and compilers necessary for building that software into object code and written materials sufficient to permit a person skilled in the language of the source code to follow and understand the theory and sequence of program operation and to maintain and modify the program. Upon termination of this Agreement, the Department shall retain the Software and the Source Code Form for its continued and uninterrupted use and development subject to the license provisions of
Section 12.

6.2 Upon delivery to the Department of a Deliverable, the Department shall have fifteen (15) days to conduct acceptance testing and approve or reject such Deliverable. A Deliverable shall include all functional specifications (and, if applicable, performance specifications) set forth in a Project Plan. The Department shall deliver to ClearBlue a written notice of either acceptance or rejection within such period. The Department may not reject a Deliverable unless such Deliverable fails to comply materially with the relevant specifications or other descriptions contained in a Project Plan and Statement of Work. A Deliverable shall not be rejected for bugs that do not affect the operation of the Software in accordance with the Project Plan and Statement of Work in any material respect. If the Department rejects any Deliverable, its notice of rejection shall include the reasons for its rejection and the Department shall return the rejected Deliverable to ClearBlue. ClearBlue shall make best efforts to correct and/or replace such Deliverable promptly. This process shall continue until the Department approves the Deliverable without any additional costs beyond that specified for the anticipated hours set forth in a Project Plan. Any modification to a Project Plan must be set forth in writing and agreed to by the parties. All time periods for completion of work as well as acceptance and testing set forth in a Project Plan shall be modified in accordance with the modified Project Plan.

7. INFRINGEMENT INDEMNITY

7.1 ClearBlue shall defend, indemnify and hold harmless the Department against any claim that any information, design, specification, instruction, software, data, or material furnished by ClearBlue ("Material") and used by the Department infringes a copyright, patent,. or trademark, provided that: (a) the Department notifies ClearBlue in writing within thirty (30) days of the claim; (b) ClearBlue has control of the defense and all related settlement negotiations; and (c) the Department provides ClearBlue with the assistance, information, and authority reasonably necessary to perform the above. The Department shall be reimbursed by ClearBlue for any reasonable out-of-pocket expenses incurred by providing such assistance. The Department may participate in the defense of and settlement negotiations relating to any such claim, at its own expense.

A. ClearBlue shall have no liability for any claim of infringement resulting from: (a) the Department's use of a superseded or altered release of some or all of the Material if infringement would have been avoided by the use of a subsequent unaltered release of the Material which ClearBlue has provided to the Department; or (b) any information, design, specification, instruction, software, data, or material not furnished by ClearBlue.

B. In the event that some or all of the Material is held or is believed by ClearBlue to infringe, ClearBlue shall have the option, at its expense: (a) to modify the Material to be non-infringing; or (b) to obtain for the Department a license to continue using the Material. If it is not commercially feasible to perform either of the above options, then ClearBlue may require that the Department return the infringing Material, and all rights of the Department thereto shall cease. Upon return of the infringing Material to ClearBlue, the Department may terminate the affected Statement of Work upon ten (10) days' written notice and: the Department shall be entitled to a refund of the fees


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paid for the Deliverables which contain the infringing Material. This section states the parties' entire liability and exclusive remedy for infringement.

8. REPRESENTATIONS AND WARRANTY

8.1

A. Expertise. ClearBlue represents and warrants that it is highly skilled and experienced in performing the services described in the Statements of Work and Project Plans. ClearBlue acknowledges that the Department is relying upon the skill and expertise of ClearBlue for the performance of this Agreement. ClearBlue warrants that it will perform the services described herein in a good and workmanlike manner and in accordance with the specifications contained in the Statement of Work and Project Plans.

B. Non-Infringement of Third Party Rights. Services provided under this Agreement will not violate or in any way infringe upon the rights of third parties, including property, trade secrets, proprietary rights and nondisclosure rights, or any trademark, copyright or patent rights.

C. ClearBlue does not warrant that the Work will operate at all times without interruption or will be error free.

D. ClearBlue warrants that the Web Hosting and Access Service will perform in accordance with the service descriptions contained in Appendices F and G.

8.2 Additional work on the Deliverables authorized by the Department will be charged on a time and materials basis in accordance with the consulting rates established herein.

8.3 The warranty herein is exclusive and in lieu of all other warranties, whether express or implied. CLEARBLUE HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9. ALLOWANCE FOR SERVICE INTERRUPTIONS (ACCESS AND WEB HOSTING)

9.1 The Department's sole and exclusive remedy for Service interruptions in connection with Access and Web Hosting Services will be credits based upon the accumulated interruption of Service, measured from the time of notification to the ClearBlue Customer Support Center ("CSC") to the restoration of Service as described below. Any claim for credit must be submitted in writing by the Department to ClearBlue within ten business days of the interruption.

A. If the accumulated interruption of Service is equal or greater than one (1) hour, but less than four (4) hours in any one day, Department shall receive a credit equal to the pro-rated monthly charges for the period that such interruption existed.

B. If the accumulated interruption of Service is more than four (4) hours in any one day, Department shall receive a credit equal to the pro-rated charges for one (1) day's service.

C. If the accumulated interruption within any seven (7) day period equals or exceeds ninety-six (96) hours, Department shall receive a credit equal to the pro-rated charges for 1 week's Service or may terminate the affected Access or Web Hosting Service with no penalty.

The Department shall not receive credit if an interruption is (a) caused by the negligence or willful misconduct of the Department or others authorized by the Department to use the Services provided by ClearBlue; (b) due to a failure of power, or any problem of any type occurring at the Department's side of the Service Demarcation; (c) caused by the failure of access to ClearBlue's network, unless such failure is solely caused by ClearBlue; (d) a result of scheduled maintenance, or (e) due to any cause beyond ClearBlue's control. The Department shall also not receive credit if correction of the problem requires access to the Department's premises and such access is denied or delayed by the Department.

ClearBlue provides no service level guarantees or credits for optional or additional services including POP mail and Network News and temporary outages may occur as a result of scheduled or unscheduled maintenance.


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ClearBlue shall provide the Department with a report setting forth the reason for any outage including the time period of any outage and the plan for preventing reoccurrence of such outage in the future within five days.

10. LIMITATION OF LIABILITY

10.1 In no event shall either party be liable for any indirect, incidental, special, or consequential damages, or damages for loss of profits, revenue, data, or use, incurred by the other party or any third party, whether in an action in contract or tort, even if such party has been advised of the possibility of such damages.

10.2 ClearBlue's liability for damages hereunder shall in no event exceed the lesser of $10,000,000 or the amounts paid for the Deliverables under the applicable Statement of Work; provided however that ClearBlue's liability for damages with respect to Section 7 and sub-Section 10.4 herein shall be without limitation.

10.3 The provisions of this Agreement allocate the risks under this Agreement between ClearBlue and the Department. The Department acknowledges that ClearBlue's pricing reflects this allocation of risk and the limitations of liability specified herein.

10.4 ClearBlue shall fully defend, indemnify and save harmless the Department from suits, actions, damages and costs of every name and description relating to personal injury, damage to real or personal tangible or intangible property, or any other claim for direct damages arising as a result of acts or omissions of ClearBlue, its officers, employees, subcontractors, partners or agents.

11. NON-DISCLOSURE

11.1 The parties may provide to one another information that is confidential ("Confidential Information"). Confidential Information shall be limited to information clearly identified in writing as confidential when delivered. Confidential Information shall not include information which: (a) is or becomes a part of the public domain through no act or omission of the receiving party;
(b) was in the receiving party's lawful possession prior to the disclosure and has been obtained by the receiving party either directly or indirectly from the disclosing party; (c) is lawfully disclosed by the disclosing party to a third party without restriction on disclosure; (d) is independently developed by the receiving party; or (e) is disclosed by operation of law. The parties agree to hold each other's Confidential Information in confidence while the Services are being performed and for a period of three years thereafter provided; however, Software and Source code shall be subject to the provisions of Section 12 and the Sub-License Agreement and held in confidence in perpetuity.

11.2 The Department shall: (a) keep confidential the Software and the source code therefor, and limit access to the same to those of its employees, agents and subcontractors who are engaged in the use of the Software and shall not, except as expressly permitted herein, publish, communicate or disclose, or permit to be published, communicated or disclosed, to third parties such information and data without ClearBlue's prior written consent; (b) reproduce on any copy of the Software copyright notices; and (c) notify ClearBlue immediately if the Department becomes aware of any unauthorized use of the whole or any part of the Software.

12. PROPRIETARY RIGHTS

12.1 Definitions.

(a) "Deliverables." Shall mean any items to be delivered by ClearBlue to the Department under this Agreement.

(b) "Field of Agreement" The limited field of marketing and licensing the Software to third parties for the purpose of providing services relating to government-sponsored job searches, including management of "welfare-to-work" programs, collection of labor market information and tracking of employers, job seekers and job training programs under federal and state programs.

(c) "Software" Shall mean the software ClearBlue provides to the Department including that provided under previous agreements as more particularly described in Appendix F hereto, which is hereby incorporated by reference, including all modifications, enhancements and revisions to such software made by or through either of


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the parties hereto.

12.2 Ownership by the Department. All Software and Deliverables developed by ClearBlue under this Agreement will be owned by the Department, will be considered, where applicable, to be "works made for hire" as defined in the U.S. Copyright Act, are hereby assigned to the Department; provided, however, that in the event the Department shall fail to make any of the payments required by this Agreement, such assignment shall be null and void, and such Software, Deliverables and the copyrights thereto will be automatically reassigned to ClearBlue. Each party agrees to execute all papers and perform all other acts reasonably necessary to assist the other to obtain and register copyrights and to effectuate the intention of this Agreement. Notwithstanding the foregoing, ClearBlue will be free, at any time, to use for any purpose any technical and business knowledge, skill, expertise and processes of a generic nature acquired by ClearBlue in its performance under this Agreement.

12.3 Use of Residuals. ClearBlue shall be free to use Residuals for any purpose, including the use in development, manufacture, marketing, and maintenance of its own products and services. "Residuals" shall mean any intellectual property contained therein or relating thereto (including the function, structure, sequence, or organization thereof), which may be retained in intangible form (i.e., not in written or other documentary or electronic form) by ClearBlue personnel, as applicable, having had access to it.

12.4 Grant-Back License. ClearBlue shall have the right, and the Department hereby grants ClearBlue a fully paid, perpetual, irrevocable, transferable license, with the right to sublicense, to use, modify, enhance, improve, market and sublicense Components of the Software and Deliverables for any purpose (other than providing services in the Field of Agreement or enabling any other person or entity to provide services in the Field of Agreement during the term of this Agreement.) The preceding sentence shall not limit ClearBlue's right to use modify, enhance, improve, market and sublicense Components of the Software and Deliverables which come into the public domain other than through the fault of ClearBlue. For the purposes of this paragraph, "Component" shall mean a software object (function, procedure, etc.) that forms a constituent or basic building block of a larger software program, that contains a number of lines of programming that together perform one simple or elemental function, that is not so complex that it might be considered a program in and of itself (i.e. a search engine).

12.5 Third-Party Software. To the extent that any software owned by third parties ("Third-Party Software") is incorporated in the Software or otherwise necessary for the operation of the Software, the Department shall be responsible for obtaining appropriate licenses for the use of such software at its own cost and expense; provided, that with respect to any Third-Party Software for which ClearBlue has the right to grant sublicenses, ClearBlue hereby grants to the Department the right to use such Third-Party Software solely in connection with its use of the Software in accordance with this Agreement and the Department shall pay to ClearBlue any fees payable in connection with such grant.

12.6 Deliverables. ClearBlue will deliver to the Department one copy of the Software in object code form, and one copy of the Software in Source Code Form. For purposes hereof, the term "Source Code Form" shall mean a well-documented listing in printed form of the source code (i.e., human intelligible version) of the Software, the related instructions and compilers necessary for building that software into object code and written materials sufficient to permit a person skilled in the language of the source code to follow and understand the theory and sequence of program operation and to maintain and modify the program.

13. ADDITIONAL SERVICES

13.1 ClearBlue shall provide web hosting services to the Department including hardware, software, networking, and help desk services for national and state sites and for Association sites, ACINet and ALX at rates set forth in Appendix C and in accordance with the Service Description contained in Appendix G, attached hereto and hereby incorporated by reference. ClearBlue shall, upon request and approval of the Department, purchase equipment in support of the web hosting site on behalf of the Department at competitive market prices and, where applicable, pursuant to State centralized contracts. Such equipment shall reside at ClearBlue's web hosting facilities during the term of the Agreement. Title and ownership to all equipment purchased under the contract shall vest with the State of New York. Such equipment shall be returned to the Department at the termination of the contract or upon removal from service, whichever is earlier. ClearBlue will invoice the Department for all labor and expenses incurred by ClearBlue related to de-installation, packaging, and shipping of the Department's equipment.


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13.2 ClearBlue shall provide access to Internet service at rates established in
Appendix C and in accordance with the Service Description contained in Appendix H, attached hereto and hereby incorporated by reference.

13.3 ClearBlue will provide, upon request of the Department, the services specified herein to other states at such states sites in furtherance of the terms of the Department's technical support responsibilities under federal grants issued by the U.S. Department of Labor and in furtherance of technical support responsibilities in accordance with agreements with other states. Such services shall be provided pursuant to the rates and terms of this Agreement. Those agreements with other states that are currently active, and for which ClearBlue shall provide services, include: (a) Memorandum of Agreement between New York State Department of Labor and the Rhode Island Department of Labor & Training (Appendix M-1); and (b) America's One Stop Operating System Consortium Charter (Appendix M-2). Attachment M-1 and Attachment M-2 are attached hereto and incorporated herein.

14. YEAR 2000 DATE CHANGE WARRANTY

14.1 Definitions For purposes of this warranty, the following definitions shall apply:

a. "Product" shall include, without limitation: any piece or component of equipment, hardware, firmware, middleware, custom or commercial software, or internal components or subroutines therein which perform any date/time data recognition function, calculation, comparing or sequencing. Where services are being furnished, e.g. consulting, systems integration, code or data conversion or data entry, the term "Product" shall include resulting deliverables.

b. "ClearBlue's Product" shall include all Product delivered under this Agreement by ClearBlue other than Third Party Product.

c. "Third Party Product" shall include Product manufactured or developed by a corporate entity independent from ClearBlue and provided by ClearBlue on a non-exclusive licensing or other distribution Agreement with the third party manufacturer. "Third Party Product" does not include product where ClearBlue is:
a) a corporate subsidiary or affiliate of the third party manufacturer/developer; and/or b) the exclusive re-seller or distributor of product manufactured or developed by said corporate entity.

14.2 Warranty Disclosure

At the time of bid, Product order or Product quote, ClearBlue is required to disclose the following information in writing to the Department:

a) For ClearBlue Product and for Products (including, but not limited to, ClearBlue and/or Third Party Products and/or Department's Installed Product) which have been specified to perform as a system: Compliance or non-compliance of the Products individually or as a system with the Warranty Statement set forth below; and

b) For Third Party Product Not Specified as Part of a System: Third Party Manufacturer's statement of compliance or non-compliance of any Third Party Product being delivered with Third Party Manufacturer/Developer's Year 2000 warranty. If such Third Party Product is represented by Third Party Manufacturer/Developer as compliant with Third Party Manufacturer/Developer's Year 2000 Warranty, ClearBlue shall pass through said Third Party Warranty from the Third Party Manufacturer to the Department but shall not be liable for the testing or verification of Third Party's compliance statement.

An absence or failure to furnish the required written warranty disclosure shall be deemed a statement of compliance of the Product(s) or System(s) in question with the Year 2000 Warranty Statement set forth below.

14.3 Warranty Statement

Year 2000 warranty 'compliance' shall be defined in accordance with the following warranty statement:

ClearBlue warrants that Product(s) furnished pursuant to this Agreement shall, when used in accordance with the Product documentation, be able to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations. Where a purchase requires that specific Products must perform as a


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package or system, this warranty shall apply to the Products as a system.

In the event of any breach of this warranty, ClearBlue shall restore the Product to the same level of performance as warranted herein, or repair or replace the Product with conforming Product so as to minimize interruption to the Department's ongoing business processes, time being of the essence, at ClearBlue's sole cost and expense. This warranty does not extend to correction of the Department's errors in data entry or data conversion.

This warranty shall survive beyond termination or expiration of the Agreement.

Nothing in this warranty shall be construed to limit any rights or remedies otherwise available under this Agreement.

15. RELATIONSHIP OF PARTIES

15.1 ClearBlue is an independent contractor. Nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. Each party will be solely responsible for payment of all compensation owed to its employees, as well as employment related taxes. Each party will maintain appropriate worker's compensation insurance and unemployment insurance for its employees as well as general liability insurance.

16. ASSIGNMENT

16.1 This Agreement may not be assigned or delegated by ClearBlue without the prior written approval of the Department, which consent will not unreasonably be withheld. Subject to the foregoing, this Agreement is binding on the parties and their successors and assigns.

17. NOTICES

17.1 All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given to ClearBlue when mailed by first class mail to the following address:

ClearBlue Technologies Management, Inc.
Attn: General Manager
224 Harrison Street
Syracuse, NY 13202

17.2 Notice to the Department shall be sent to the address and to the person identified as the Department Project Coordinator identified in the Statement of Work.

18. GENERAL

18.1 This Agreement will be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law rules.

18.2 This Agreement, including all exhibits, serves to document formally the entire agreement between ClearBlue and the Department. As such, this Agreement supersedes and replaces any prior or contemporaneous agreements, negotiations or understandings (whether oral or written), relating generally to the same subject matter. However, any licensing rights to software obtained by the Department under such prior agreements are hereby transferred and incorporated into this Agreement without any loss of rights established thereunder.

18.3 No modification of, or waiver of rights under, this Agreement will be effective unless it is in writing and signed by the party against which enforcement is sought. A waiver of a provision shall in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

18.4 If any provision of this Agreement is determined to be invalid or unenforceable, the validity or enforceability of the other provisions of this Agreement shall not be affected; and, in such event, such provision shall be changed and interpreted so as best to accomplish the objectives of such provision within the limits of applicable


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law or applicable court decision.

18.5 Department acknowledges and agrees that in the development of the Deliverables, ClearBlue may use one or more independent contractors upon the prior approval of the Department.

18.6 Neither party shall be responsible for its failure to perform due to circumstances or causes beyond its reasonable control, including, without limitation, acts of God, wars, riots, embargoes, acts of civil or military authorities, fires, floods, earthquakes, accidents, strikes, failure of suppliers or shortages of transportation, facilities, fuel or energy.

18.7 Americans with Disabilities Act (ADA): ClearBlue shall comply with all applicable requirements of the Americans with Disabilities Act (ADA), codified at Title 42 of the United States Code, section 12101 et seq. and associated regulations, including, but not limited to, those located in 28 C.F.R. Part 36. ClearBlue shall comply with all applicable requirements of the New York State Human Rights Law, codified in the Executive Law sections 290 301 and applicable regulations implemented pursuant to that law. The successful bidder shall warrant to the Department that the successful bidder is in compliance with both the ADA and its regulations and the New York State Human Rights Law and its regulations.

Any products developed as a result of this contract must be in a format that can be converted for use by individuals with disabilities to meet the reasonable accommodation standards established by the American with Disabilities Act.

18.8 Compliance with New York State Policy and Law: All work conducted under this contract must be in compliance with the terms specified in the document entitled "Appendix A, Standard Clauses for all New York State Contracts."

18.9 Responsibility Determination: Article 11 of the New York State Finance Law requires that contracts be awarded to responsive and responsible bidders. Based on contractor's responses to the Responsibility Questionnaire (Attachment D-2) or subsequent Vendor Responsibility Questionnaires, the Department will determine whether contractor is a responsible bidder. If you are ever disqualified based on a determination of non-responsibility, you will be notified in writing and may appeal the determination in writing within 10 days to the Commissioner. If you fail to identify a violation and the Department discovers the failure to disclose such violation, your contract may be terminated immediately upon written notice.

By signing a Responsibility Questionnaire, you hereby authorize the Department to review any records in its possession concerning your organization including, but not limited to, wage records, unemployment insurance records, public works records, labor standards and safety and health records.

18.10 Suspension of Work: The Department reserves the right to suspend any or all activities under the contract, at any time, in the best interests of the State or the Department. In the event of such suspension, ClearBlue will be given a formal written notice outlining the particulars of such suspension. Examples of the reason for such suspension include, but are not limited to, a budget freeze on State spending, awaiting settlement of collective bargaining, or other such circumstances.

18.11 Provision for Short Term Contract Extension. At the end of any contract term otherwise provided for herein, if a replacement contract has not yet been approved in accordance with State law, any contract awarded hereunder may be extended unilaterally by the State, upon notice to the contractor, on the same terms and conditions, including all contract prices, for a period of up to six months with the concurrence of the contractor and the Department and such extension must be approved through the Office of the State Comptroller. However, any extension will terminate immediately upon approval of the replacement contract except where a period of transition of contractors has been previously provided for.

18.12 Executive Order 127: The Contractor agrees to disclose persons or organizations retained, employed, or designated by or on behalf of the Contractor to attempt to influence the procurement process in accordance with Executive Order 127 by executing the contractor certification of compliance with Executive Order 127 form attached hereto and by completing the attached Contractor Disclosure of Contracts Form (Appendix D-1). The Department reserves the right to terminate this contract in the event it is found that the executed certification or Disclosure of Contacts Form completed by the contractor in accordance with New York State Executive Order

Number 127, signed by Governor Pataki on June 16, 2003, was intentionally false or intentionally incomplete. Upon such finding, the Department may exercise its termination right by providing written notification to the contractor in accordance with the written notification terms of the contract.

18.13 Publicity: Contractor agrees to obtain Department's approval prior to contractor's release of publicity regarding this contract. Publicity includes, but is not limited to, news conferences, news releases, public announcements, advertising, brochures, reports, discussions and or presentations at conferences or meetings. The inclusion of Department's materials, Department's name, or other such reference to New York State and/or The Department of Labor in any document or forum is considered publicity.

18.14 Incorporation of Appendices/ Inconsistencies: The following documents, attached hereto and hereby incorporated by reference, constitute the entire Agreement between the parties. In the event of any discrepancy, disagreement or ambiguity between any Appendices, the documents shall be given preference in the following order to interpret and to resolve such discrepancy, disagreement or ambiguity:

(a)  This Agreement and Appendix A

(b)  Appendix B: Scope of Work

(c)  Appendix C: Rates

(d)  Appendix D: Certifications

(d1) Appendix D-1: Executive Order 127

(d2) Appendix D-2: Responsibility Questionnaire

(d3) Appendix D-3: Contractor Certification (ST-220)

(e)  Appendix E: Software License Agreement

(f)  Appendix F: Software Description

(g)  Appendix G: America's Job Bank Hosting Services Service Description

(h) Appendix H: ClearBlue Technologies Management, Inc. Network Service Description

(i) Appendix M-1: Memorandum of Agreement between New York State Department of Labor and the Rhode Island Department of Labor & Training

(j)  Appendix M-2: America's One Stop Operating System Charter

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            CONTRACT NUMBER C000140

CONTRACTOR CERTIFICATION

"In addition to the acceptance of this contract, I also certify that all information provided to the Agency with respect to Executive Order Number 127 is complete, true and accurate."

AGENCY CERTIFICATION

"In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract."

CLEARBLUE TECHNOLOGIES                  THE PEOPLE OF THE STATE
MANAGEMENT, INC.                        OF NEW YORK


BY:                                     BY:
    ---------------------------------       ------------------------------------
NAME:                                   NAME:
      -------------------------------         ----------------------------------
TITLE:                                  TITLE:
       ------------------------------          ---------------------------------
FEDERAL I.D. NO.:
                  -------------------


-------------------------------------   ----------------------------------------
APPROVED AS TO FORM                     APPROVED
ELIOT SPITZER                           ALAN G. HEVESI
ATTORNEY GENERAL                        STATE COMPTROLLER

                            CORPORATE ACKNOWLEDGMENT

STATE OF NEW YORK   )
                    )   SS.:
COUNTY OF           )

     On this _________ day of ___________ in the year 2005, before me personally came ____________________________, to me known, who, being by me duly sworn did depose and say that _he resides in ____________________________; that _he is the _________________________ of CLEARBLUE TECHNOLOGIES MANAGEMENT, INC., the corporation described in and which executed the above instrument; and that _he signed his/her name thereto by authority of the Board of Directors of said corporation.


                                        ----------------------------------------
                                        Notary Public

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

                       STANDARD CLAUSES FOR NYS CONTRACTS

     The parties to the attached contract, license, lease, amendment or other agreement of any kind (hereinafter, "the contract" or "this contract") agree to be bound by the following clauses which are hereby made a part of the contract (the word "Contractor" herein refers to any party other than the State, whether a contractor, licenser, licensee, lessor, lessee or any other party):

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, the State shall have no liability under this contract to the Contractor or to anyone else beyond funds appropriated and available for this contract.

2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the Contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of the State and any attempts to assign the contract without the State's written consent are null and void. The Contractor may, however, assign its right to receive payment without the State's prior written consent unless this contract concerns Certificates of Participation pursuant to Article 5-A of the State Finance Law.

3. COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law (or, if this contract is with the State University or City University of New York, Section 355 or Section 6218 of the Education Law), if this contract exceeds $15,000 (or the minimum thresholds agreed to by the Office of the State Comptroller for certain S.U.N.Y. and C.U.N.Y. contracts), or if this is an amendment for any amount to a contract which, as so amended, exceeds said statutory amount, or if, by this contract, the State agrees to give something other than money when the value or reasonably estimated value of such consideration exceeds $10,000, it shall not be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Comptroller's approval of contracts let by the Office of General Services is required when such contracts exceed $30,000 (State Finance Law
Section 163.6.a).

4. WORKERS' COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the Contractor shall provide and maintain coverage during the life of this contract for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

5. NON-DISCRIMINATION REQUIREMENTS. To the extent required by Article 15 of the Executive Law (also known as the Human Rights Law) and all other State and Federal statutory and constitutional non-discrimination provisions, the Contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, sexual orientation, age, disability, genetic predisposition or carrier status, or marital status. Furthermore, in accordance with Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, Contractor agrees that neither it not its subcontractors shall, by reason of race, creed, color, disability, sex, or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. If this is a building service contract as defined in Section 230 of the Labor Law, then, in accordance with Section 239 thereof, Contractor agrees that neither it nor its subcontractors shall by reason of race, creed, color, national origin, age, sex or disability: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or
(b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to fines of $50.00 per person per day for any violation of Section 220-e or Section 239 as well as possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

6. WAGE AND HOURS PROVISIONS. If this is a public work contract covered by
Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither Contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, Contractor and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

7. NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, Contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that, at the time Contractor submitted its bid, an authorized and responsible person executed and delivered to the State a non-collusive bidding certification on Contractor's behalf.

8. INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds $5,000, the Contractor agrees, as a material condition of the contract, that neither the Contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC App. Sections 2401 et seq.) or regulations thereunder. If such Contractor, or any of the aforesaid affiliates of Contractor, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Contractor shall so notify the State Comptroller within five (5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

9. SET-OFF RIGHTS. The State shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the Contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, plus any amounts due and owing to the State for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. The State shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by the State agency, its representatives, or the State Comptroller.

10. RECORDS. The Contractor shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to the Records during normal business hours at an office of the Contractor


Page 1                                                                 May, 2003

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. The State shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that: (i) the Contractor shall timely inform an appropriate State official, in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

11. IDENTIFYING INFORMATION AND PRIVACY NOTIFICATION. (a) FEDERAL EMPLOYER IDENTIFICATION NUMBER and/or FEDERAL SOCIAL SECURITY NUMBER. All invoices or New York State standard vouchers submitted for payment for the sale of goods or services or the lease of real or personal property to a New York State agency must include the payee's identification number, i.e., the seller's or lessor's identification number. The number is either the payee's Federal employer identification number or Federal social security number, or both such numbers when the payee has both such numbers. Failure to include this number or numbers may delay payment. Where the payee does not have such number or numbers, the payee, on its invoice or New York State standard voucher, must give the reason or reasons why the payee does not have such number or numbers.

(B) PRIVACY NOTIFICATION. (1) The authority to request the above personal information from a seller of goods or services or a lessor of real or personal property, and the authority to maintain such information, is found in Section 5 of the State Tax Law. Disclosure of this information by the seller or lessor to the State is mandatory. The principal purpose for which the information is collected is to enable the State to identify individuals, businesses and others who have been delinquent in filing tax returns or may have understated their tax liabilities and to generally identify persons affected by the taxes administered by the Commissioner of Taxation and Finance. The information will be used for tax administration purposes and for any other purpose authorized by law.

(2) The personal information is requested by the purchasing unit of the agency contracting to purchase the goods or services or lease the real or personal property covered by this contract or lease. The information is maintained in New York State's Central Accounting System by the Director of Accounting Operations, Office of the State Comptroller, AESOB, Albany, New York 12236.

12. EQUAL EMPLOYMENT OPPORTUNITIES FOR MINORITIES AND WOMEN. In accordance with
Section 312 of the Executive Law, if this contract is: (i) a written agreement or purchase order instrument, providing for a total expenditure in excess of $25,000.00, whereby a contracting agency is committed to expend or does expend funds in return for labor, services, supplies, equipment, materials or any combination of the foregoing, to be performed for, or rendered or furnished to the contracting agency; or (ii) a written agreement in excess of $100,000.00 whereby a contracting agency is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon; or (iii) a written agreement in excess of $100,000.00 whereby the owner of a State assisted housing project is committed to expend or does expend funds for the acquisition, construction, demolition, replacement, major repair or renovation of real property and improvements thereon for such project, then:

(a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. Affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation;

(b) at the request of the contracting agency, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the contractor's obligations herein; and

(c) the Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of the State contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability or marital status.

Contractor will include the provisions of "a", "b", and "c" above, in every subcontract over $25,000.00 for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Contractor.
Section 312 does not apply to: (i) work, goods or services unrelated to this contract; or (ii) employment outside New York State; or (iii) banking services, insurance policies or the sale of securities. The State shall consider compliance by a contractor or subcontractor with the requirements of any federal law concerning equal employment opportunity which effectuates the purpose of this section. The contracting agency shall determine whether the imposition of the requirements of the provisions hereof duplicate or conflict with any such federal law and if such duplication or conflict exists, the contracting agency shall waive the applicability of Section 312 to the extent of such duplication or conflict. Contractor will comply with all duly promulgated and lawful rules and regulations of the Governor's Office of Minority and Women's Business Development pertaining hereto.

13. CONFLICTING TERMS. In the event of a conflict between the terms of the contract (including any and all attachments thereto and amendments thereof) and the terms of this Appendix A, the terms of this Appendix A shall control.

14. GOVERNING LAW. This contract shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

15. LATE PAYMENT. Timeliness of payment and any interest to be paid to Contractor for late payment shall be governed by Article 11-A of the State Finance Law to the extent required by law.

16. NO ARBITRATION. Disputes involving this contract, including the breach or alleged breach thereof, may not be submitted to binding arbitration (except where statutorily authorized), but must, instead, be heard in a court of competent jurisdiction of the State of New York.

17. SERVICE OF PROCESS. In addition to the methods of service allowed by the State Civil Practice Law & Rules ("CPLR"), Contractor hereby consents to service of process upon it by registered or certified mail, return receipt requested. Service hereunder shall be complete upon Contractor's actual receipt of process or upon the State's receipt of the return thereof by the United States Postal Service as refused or undeliverable. Contractor must promptly notify the State, in writing, of each and every change of address to which service of process can be made. Service by the State to the last known address shall be sufficient. Contractor will have thirty (30) calendar days after service hereunder is complete in which to respond.


Page 2                                                                 May, 2003

STANDARD CLAUSES FOR NYS CONTRACTS                                    APPENDIX A

18. PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Contractor certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law Section 165. (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the contractor to establish to meet with the approval of the State.

In addition, when any portion of this contract involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the prime Contractor will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in Section 165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Contractor to meet with the approval of the State.

19. MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In accordance with the MacBride Fair Employment Principles (Chapter 807 of the Laws of 1992), the Contractor hereby stipulates that the Contractor either (a) has no business operations in Northern Ireland, or (b) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Section 165 of the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.

20. OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts.

Information on the availability of New York State subcontractors and suppliers is available from:

     NYS Department of Economic Development
     Division for Small Business
     30 South Pearl St -- 7th Floor
     Albany, New York 12245
     Telephone: 518-292-5220

A directory of certified minority and women-owned business enterprises is available from:

     NYS Department of Economic Development
     Division of Minority and Women's Business Development
     30 South Pearl St -- 2nd Floor
     Albany, New York 12245
     http://www.empire.state.ny.us

The Omnibus Procurement Act of 1992 requires that by signing this bid proposal or contract, as applicable, Contractors certify that whenever the total bid amount is greater than $1 million:

(a) The Contractor has made reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and women-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

(b) The Contractor has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended;

(c) The Contractor agrees to make reasonable efforts to provide notification to New York State residents of employment opportunities on this project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Contractor agrees to document these efforts and to provide said documentation to the State upon request; and

(d) The Contractor acknowledges notice that the State may seek to obtain offset credits from foreign countries as a result of this contract and agrees to cooperate with the State in these efforts.

21. RECIPROCITY AND SANCTIONS PROVISIONS. Bidders are hereby notified that if their principal place of business is located in a country, nation, province, state or political subdivision that penalizes New York State vendors, and if the goods or services they offer will be substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 and 2000 amendments (Chapter 684 and Chapter 383, respectively) require that they be denied contracts which they would otherwise obtain. NOTE: As of May 15, 2002, the list of discriminatory jurisdictions subject to this provision includes the states of South Carolina, Alaska, West Virginia, Wyoming, Louisiana and Hawaii. Contact NYS Department of Economic Development for a current list of jurisdictions subject to this provision.

22. PURCHASES OF APPAREL. In accordance with State Finance Law 162 (4-a), the State shall not purchase any apparel from any vendor unable or unwilling to certify that: (i) such apparel was manufactured in compliance with all applicable labor and occupational safety laws, including, but not limited to, child labor laws, wage and hours laws and workplace safety laws, and (ii) vendor will supply, with its bid (or, if not a bid situation, prior to or at the time of signing a contract with the State), if known, the names and addresses of each subcontractor and a list of all manufacturing plants to be utilized by the bidder.


Page 3                                                                 May, 2003

                                   APPENDIX B

                                  SCOPE OF WORK

                       JUNE 15, 2005 THROUGH JUNE 14, 2007

ClearBlue Management Technologies, Inc. includes three tasks/services in this scope of work to be delivered to the New York State Department of Labor. All tasks described are to be completed by the end of the contract term on or before June 14, 2007. A summary of the tasks and the costs associated with each is listed below.

                             SCOPE OF WORK SUMMARY

                                  Task                                   Cost
                                  ----                               -----------
1.   Consulting/Application Development Services                     $10,000,000

     Requirements and functional specifications, applications
     Development, testing, documentation, systems maintenance and Enhancements for AJB version 5.X through version 6.X with 0-Net integration, AJB Association versions, OSOS version
     3.X through version 5.X, and integration with other
     America's Career Kit tools (ACINet, Service Locator, etc.)

2.   Consulting/Systems Integration Services                         $12,750,000

     Analysis, design, development, project coordination and management, including hosting services for AJB version 5.X with 0-Net integration, AJB Association versions, OSOS version 3.X through version 5.X, and integration with other
     America's Career Kit tools (ACINet, Service Locator, etc.)

3.   Help Desk Services                                              $   480,000

                                                             TOTAL   $23,230,000

                           SCOPE OF WORK

1.   CONSULTING/APPLICATIONS DEVELOPMENT SERVICES                    $10,000,000

     Requirements and functional specifications, applications Development, testing, documentation, systems maintenance and Enhancements for AJB version 5.X through version 6.X with 0-Net integration, AJB Association versions, OSOS version 3.X through version 5.X, and integration with other America's Career Kit tools (ACINet, Service Locator, etc.)

Provide consulting and development services, including systems analysis, software design and database and application programming, for continued development of the AJB Version 5.x - 6.x software, and related systems including Association Version, and One Stop Operating System (OSOS) Version 3.x - 5.x and integration with ACINet and ALX including maintenance support for all systems during the contract term.

The base AJB production national, state, and Association Version systems will be coded in JAVA J2EE compliant code using Websphere Application Server running on the Digital Tru64 Unix platform. OSOS 3.x will be developed as an n-tier client server application. The OSOS application is being developed as a native browser based system. Middle tier application services will be developed on and deployed on Sun Solaris. OSOS will utilize an Oracle database as the backend for database support. Future versions of OSOS may be tested with alternate relational databases and hardware/operating system platforms.

Licensing of all software developed under the contract will be in accordance with the terms of the Professional Services Agreement.

Specific tasks:

     - Business and systems analysis and programming for development, maintenance and enhancements for AJB Version 5.x software, and related systems including Association Version, and One Stop Operating System
          (OSOS) Versions 3.x - 5.x.

     - Specify, acquire and support all necessary hardware and software, including Oracle or other relational database software for the development projects.

     - Alpha and beta testing of AJB Version 5.x, Association Version, and One Stop Operating System (OSOS) Version 3.x - 5.x with selected sites.

     - Update and maintain system documentation for AJB 5.x, OSOS and other distributed systems.

     -    Cooperative development with and hosting for ACINet and Service
          Locator.

2.   CONSULTING/SYSTEMS INTEGRATION SERVICES                         $12,750,000

     Analysis, design, development, project coordination and management, including hosting services for AJB version 5.X with 0-Net integration, AJB Association versions, OSOS version 3.X through version 5.X, and integration with other America's Career Kit tools (ACINet, Service Locator, etc.)

Provide consulting and development services, including analysis, design, development, project coordination and management for national and state implementation of AJB Version 5.x and related systems including Association Version, OSOS Version 3.x - 5.x, O*Net, ACINet, Service Locator and integration of AJBSC Service Center call center with the Navisite Corporation call center. Navisite in cooperation with NYSDOL will make every effort to eliminate single points of failure in an effort to make the application available to the public 24 hours per day.

Provide managed application support and hosting services for states electing to run OSOS in this mode.

Specific tasks:

     - Consulting support to AJB staff during the implementation phases for hardware and software specification.

     -    Software installation and configuration.

     -    Installation documentation and support.

     -    Vendor coordination for purchasing, staging and shipping.

     - Hosting services, including hardware, software and networking for national and state sites.

     - Hosting services, including hardware, software and networking for Association sites, and ACINet.

     - Coordination of development for AJB Version 5.x with other related development efforts including OSOS, Service Locator and ACINet.

     - Managed application support and hosting services for states being provided services through AJBSC.

     -    Hosting services for the America's Career Kit portal site.

     -    Provide Content Distribution Network services for AJB.

3.   HELP DESK SERVICES                                                 $480,000

Provide help desk services for AJB related products and services. 24 x 7 support with dedicated access lines.

Specific tasks:

     - Provide call center support systems including call distribution and tracking systems.

     -    Provide first and second level support systems.

     - Provide incident closeout (after action) reports, describing the problem, root cause and corrective action taken to prevent reoccurrence.

                                   APPENDIX C

                                      RATES

Labor Category        Hourly
--------------        ------
Business Analyst        $95
Senior Programmer       $85
Junior Programmer       $75    $75 flat rate for overtime
Contract Programmer     $75
Data Architect          $95
DataBase Admin.         $92
Manager                 $98

Flat rate is used for all overtime hours regardless of labor category.

Web Hosting Services - annual charges

National Hosting (incl. Delta Edge and Help Desk)      $1,016,400   Annually
Misc Hosting (ACINet, Portal, Associations, etc.)      $   72,072   Annually
(2) AJB VPN Charges                                    $   11,880   Annually
(3) T1 Frame Relay-Building 12 Harriman State Campus   $   43,200   Annually
Install Charge (2) new T1 Frame Relay 6/2005           $    1,500   One-Time Fee
(3) AOSOS VPN Charges                                  $   22,548   Annually

Charges subject to change based on change in scope of services provided. Additional charges may apply for hardware as needed.

10/21/03                                                              APPENDIX D

                             FEDERAL CERTIFICATIONS

     The funding for the awards granted under this contract is provided by either the United States Department of Labor or the United States Department of Health and Human Services which requires the following certifications:

A. CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION-LOWER TIER COVERED TRANSACTIONS

1. The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

2. Where the prospective lower tier participant is unable to certify to any of the statement in this certification, such prospective participant shall attach an explanation to this proposal.

B. CERTIFICATION REGARDING LOBBYING - CERTIFICATION FOR CONTRACTS, GRANTS, LOANS, AND COOPERATIVE AGREEMENTS

By accepting this grant, the signee hereby certifies, to the best of his or her knowledge and belief, that:

1. No Federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan or cooperative agreement.

2. If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this Federal contract, grant, loan or cooperative agreement, the undersigned shall complete and submit Standard Form - LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

3. The signer shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreements) and that all subrecipients shall certify and disclose accordingly. This certification is a material representation of facts upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by Section 1352, Title 31, U.S.C. ANY PERSON WHO FAILS TO FILE THE REQUIRED CERTIFICATION SHALL BE SUBJECT TO A CIVIL PENALTY OF NOT LESS THAN $10,000 AND NOT MORE THAN $100,000 FOR EACH SUCH FAILURE.

C. DRUG FREE WORKPLACE. By signing this application, the grantee certifies that it will provide a Drug Free Workplace by implementing the provisions at 29 CFR 98.630, Appendix C, pertaining to the Drug Free Workplace. In accordance with these provisions, a list of places where performance of work is done in connection with this specific grant will take place must be maintained at your office and available for Federal inspection.

D. NONDISCRIMINATION & EQUAL OPPORTUNITY ASSURANCE:

FOR CONTRACTS FUNDED BY THE U.S. DEPARTMENT OF LABOR

As a condition to the award of financial assistance from the Department of Labor under Title I of WIA, the grant applicant assures that it will comply fully with the nondiscrimination and equal opportunity provisions of the following laws:

(1) Section 188 of the Workforce Investment Act of 1998 (WIA) which prohibits discrimination against all individuals in the United States on the basis of race, color, religion, sex, national origin, age disability, political affiliation, or belief, and against beneficiaries on the basis of either citizenship/status as a lawfully admitted immigrant authorized to work in the United States or participation in any WIA Title I - financially assisted program or activity;

(2) Title VI of the Civil Rights Act of 1964, as amended which prohibits discrimination on the basis of race, color, and national origin;

(3) Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination against qualified individuals with disabilities;

(4) The Age Discrimination Act of 1975, as amended, which prohibits discrimination on the basis of age; and

(5) Title IX of the Education Amendments of 1972, as amended, which prohibits discrimination on the basis of sex in educational programs.

The grant applicant also assures that it will comply with 29 CFR Part 37 and all other regulations implementing the laws listed above. This assurance applies to the grant applicant's operation of the WIA Title I - financially assisted program or activity, and to all agreements the grant applicant makes to carry out the WIA Title I-financially assisted program or activity. The grant applicant understands that the United States has the right to seek judicial enforcement of this assurance. For grants serving participants in work activities funded through the Welfare-to-Work block grant programs under Section 407(a) of the Social Security Act, the grant applicant shall comply with 20 CFR 645.255.

FOR CONTRACTS FUNDED BY THE U.S. DEPARTMENT OF HEALTH AND HUMAN SERVICES

As a condition to the award of financial assistance from the Department of Labor under Title IV-A of the Social Security Act, the grant applicant assures that it will comply fully with the nondiscrimination and equal opportunity provisions of the following laws including but not limited to:

(1) Title VI of the Civil rights Act of 1964(P.L. 88-352) and Executive Order Number 11246 as amended by E.O. 11375 relating to Equal Employment Opportunity which prohibits discrimination on the basis of race, color or national origin;

(2) Section 504 of the Rehabilitation Act of 1973, as amended, and the regulations issued pursuant thereto contained in 45 CFR Part 84 entitled "Nondiscrimination on the Basis of Handicap in Programs and Activities Reviewing or Benefiting from Federal Financial Assistance" which prohibit discrimination against qualified individuals with disabilities;

(3) The Age Discrimination Act of 1975, as amended, and the regulations at 45 CFR Part 90 entitled "Nondiscrimination on the Basis of Age in Programs and Activities Reviewing Federal Financial Assistance", which prohibits discrimination on the basis of age;

(4) Title IX of the Education Amendments of 1972, as amended, which prohibits discrimination on the basis of sex in educational programs; and

(5) The Americans with Disabilities Act (ADA) of 1990, 42 U.S.C. Section 12116, and regulations issued by the Equal Employment Opportunity Commission which implement the employment provisions of the ADA, set forth at 29 CFR Part 1630.

The grant applicant also assures that it will comply with 45 CFR Part 80 and all other regulations implementing the laws listed above. The grant applicant understands that the United States has the right to seek judicial enforcement of this assurance.

                              STATE CERTIFICATIONS

E. CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY, AND OUTSTANDING DEBTS

The undersigned, as a duly sworn representative of the contractor/vendor, hereby attests and certifies that:

     1) No principle or executive officer of the contractor's/vendor's company, its subcontractor(s) and/or successor(s) is presently suspended or debarred; and

     2) The contractor/vendor, its subcontractor(s) and/or its successor(s) is not ineligible to submit a bid on, or be awarded, any public work contract or sub-contract with the State, any municipal corporation or public body for reason of debarment for failure to pay the prevailing rate of wages, or to provide supplements, in accordance with Article 8 of the New York State Labor Law.

     3) The contractor/vendor, its subcontractor(s) and/or its successor do not have any outstanding debts owed to the Department, including but not limited to, contractual obligations, fines related to Safety and Health violations, payments owed to workers for public works projects or the general provisions of the Labor Law, unemployment insurance contributions or other related assessments, penalties or charges.

F.   CERTIFICATION REGARDING "NONDISCRIMINATION IN EMPLOYMENT IN NORTHERN
     IRELAND: MACBRIDE FAIR EMPLOYMENT PRINCIPLES"

     In accordance with Chapter 807 of the Laws of 1992 the bidder, by submission of this bid, certifies that it or any individual or legal entity in which the bidder holds a 10% or greater ownership interest, or any individual or legal entity that holds a 10% or greater ownership interest in the bidder, either:

(answer Yes or No to one or both of the following, as applicable.)

1. Has business operations in Northern Ireland:

                                     Yes   X   No
                               -----     -----

     If Yes:

2. Shall take lawful steps in good faith to conduct any business operations they have in Northern Ireland in accordance with the MacBride Fair Employment Principles relating to nondiscrimination in employment and freedom of workplace opportunity regarding such operations in Northern Ireland, and shall permit independent monitoring of its compliance with such Principles.

                                     Yes       No
                               -----     -----

G.   COMPLIANCE WITH EXECUTIVE ORDER NUMBER 127

The undersigned certifies that all information provided to the Department with respect to Executive Order Number 127, Providing For Additional State Procurement Disclosure, is complete, true and accurate and understands that any intentional failure to disclose the required information will result in a determination of non-responsibility or, if discovered after the contract is executed, the termination of the contract and subsequent determinations of non-responsibility for other State contracts.

H.   NON-COLLUSIVE BIDDING CERTIFICATION

By submission of this bid, each bidder and each person signing on behalf of any bidder certifies, and in the case of a joint bid each party thereto certifies as to its own organization, under penalty of perjury, that to the best of his or her knowledge and belief:

     1. The prices in this bid have been arrived at independently without collusion, consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to such prices with any other bidder or with any competitor;

     2. Unless otherwise required by law, the prices which have been quoted in this bid have not been knowingly disclosed by the bidder and will not knowingly be disclosed by the bidder prior to opening, directly or indirectly, to any other bidder or to any competitor; and

     3. No attempt has been made or will be made by the bidder to induce any other person, partnership or corporation to submit or not to submit to bid for the purpose of restricting competition.

I, the undersigned, attest under penalty of perjury that I am an authorized representative of the Bidder/Contractor and that the foregoing statements are true and accurate.


Signature of Authorized Representative /s/ John J. Gavin Jr.
                                       -----------------------------------------
Title: John J. Gavin, Jr., Chief Financial Officer
Date: June 3, 2004

                                                                    APPENDIX D-1

                     CONTRACTOR DISCLOSURE OF CONTACTS FORM              8/18/03

This form shall be completed and submitted with your bid/proposal or offer. Failure to complete and submit this form shall result in a determination of non-responsiveness and disqualification of the bid, proposal or offer. If at the time of submission of this form, the specific name of a person authorized to attempt to influence a decision on your behalf is unknown, you agree to provide the specific person's information when it is available. You also agree to update this information during the negotiation or evaluation process of this procurement, and throughout the term of any contract awarded to your company pursuant to this bid/proposal or offer.

********************************************************************************

Name of Contractor: ClearBlue Technologies Management, Inc.

Address: 224 Harrison Street, Syracuse, New York 13202

Name and Title of Person Submitting this Form: John J. Gavin, Jr.
                                               Chief Financial Officer

Is this an initial filing in accordance with Section II, paragraph 1 of EO 127 or an updated filing in accordance with Section II, paragraph 2 of EO 127? (Please circle):

                 Initial filing                  Updated filing

The following person or organization was retained, employed or designated by or on behalf of the Contractor to attempt to influence the procurement process:

Name:
      --------------------------------------------------------------------------
Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

Telephone Number:
                  --------------------------------------------------------------

Place of Principal Employment:
                               -------------------------------------------------
Occupation:
            --------------------------------------------------------------------

Does the above named person or organization have a financial interest in the
procurement? (Please circle)   yes   no

                                                                    APPENDIX D-2

                          RESPONSIBILITY QUESTIONNAIRE                   8/18/03

INSTRUCTIONS

     Please complete this form answering every question. A "Yes" answer to any question requires a written explanation attached to the questionnaire and submitted on company letterhead signed by an officer of the company.

QUESTIONS:

Within the past five years, has your firm, any affiliate, any owner or officer or major stockholder (5% or more shares) or any person involved in the bidding or contracting process been the subject of any of the following:

(a) a judgment or conviction for any business-related conduct constituting a crime under local, state or federal law including, but not limited to, fraud, extortion, bribery, racketeering, price-fixing, or bid collusion?

     [ ] Yes [X] No

(b) a criminal investigation or indictment for any business-related conduct constituting a crime under local, state or federal law including, but no limited to, fraud, extortion, bribery, racketeering, price-fixing, or bid collusion?

     [ ] Yes [X] No

(c) an unsatisfied judgment, injunction or lien obtained by a government agency including, but not limited to, judgments based on taxes owed and fines and penalties assessed by any government agency?

     [ ] Yes [X] No

(d) an investigation for a civil violation by any local, state or federal agency?

     [ ] Yes [X] No

(e) a grant of immunity for any business-related conduct constituting a crime under local, state or federal law including, but not limited to fraud, extortion, bribery, racketeering, price-fixing, or bid collusion?

     [ ] Yes [X] No

(f) a local, state or federal suspension, debarment or termination from the contract process?

     [ ] Yes [X] No

(g) a local, state or federal contract suspension or termination for cause prior to the completion of the term of a contract?

     [ ] Yes [X] No

(h)  a local, state or federal denial of award for non-responsibility?

     [ ] Yes [X] No

     if yes, was the basis for the finding of non-responsibility due to the intentional provision of false or incomplete information required by Executive Order 127?

     [ ] Yes [ ] No

(i)  an agreement to voluntary exclusion from bidding/contracting?

     [ ] Yes [X] No

(j) an administrative proceeding or civil action seeking specific performance or restitution in connection with any local, state or federal contract?

     [ ] Yes [X] No

(k)  a State Labor Law violation deemed willful?

     [ ] Yes [X] No

(l)  a firm-related bankruptcy proceeding?

     [ ] Yes [X] No

(m) a sanction imposed as a result of judicial or administrative proceedings relative to any business or professional license?

     [ ] Yes [X] No

(n) a denial, decertification, revocation or forfeiture of Women's Business Enterprise, Minority Business Enterprise or Disadvantaged Business Enterprise status?

     [ ] Yes [X] No

(o) a rejection of a low bid on a local, state or federal contact for failure to meet statutory affirmative action or MWBE requirements on a previously held contract?

     [ ] Yes [X] No

(p) a federal, state or local government enforcement determination involving a violation of federal, state or local government laws?

     [ ] Yes [X] No

(q) an occupational Safety and Health Act citation and Notification of Penalty containing a violation classified as serious or willful?

     [ ] Yes [X] No

(r) a rejection of a bid on a New York contract for failure to comply with the MacBride Fair Employment Principles?

     [ ] Yes [X] No

(s) a citation, notice, violation order, pending administrative hearing or proceeding or determination for violations of?

     -    federal, state or local health laws, rules or regulations

     - unemployment insurance or workers' compensation coverage or claim requirements

     -    ERISA (Employee Requirement Income Security Act)

     -    federal, state or local human rights laws

     -    federal or state security laws

     -    federal INS and Alienage laws

     -    Sherman Act or other federal anti-trust laws.

     [ ] Yes [X] No

NOTES:

Information on the following additional topics should be submitted with this questionnaire. Check "none" if topic does not apply.

     (1) agency complaints or reports of contract deviation received within the past two years for contract performance issues arising out of a contract with any federal, state or local agency?

          [X] None

     (2) Employee Identification No., Social Security No., Name, DBA, trade name or abbreviation previously or currently used by your business which is different from that listed on your mailing list application form?

          [X] None

CERTIFICATION:

The undersigned: recognizes that this questionnaire is submitted for the express purpose of assisting the State of New York or its agencies or political subdivisions to make a determination regarding the award of a contract or approval of a subcontract; acknowledges that the State or its agencies and political subdivisions may in its discretion, by means which it may choose, verify the truth and accuracy of all statements made herein; acknowledges that intentional submission of false or misleading information may constitute a felony under Penal Law Section 210.40 or a misdemeanor under Penal Law Section
210.35 or Section 210.45, and may also be punishable by a fine of up to $10,000 or imprisonment of up to five years under 18 USC Section 1001; and states that the information submitted in this questionnaire and any attached pages is true, accurate and complete.


ClearBlue Technologies                  /s/ John J. Gavin, JR.
Management, Inc.                        ----------------------------------------
Name of Business                        Signature of Officer

224 Harrison Street                     John J. Gavin, JR.
Address                                 Typed Copy of Signature

Syracuse, New York 13202                Chief Financial Officer
City, State, Zip                        Title


Principal place of business if different from address listed above (include complete address):

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

                                                                    APPENDIX D-3

                New York State Department of Taxation and Finance         ST-220
                            CONTRACTOR CERTIFICATION                      (1/05)
                    (Pursuant to Section 5-a of the Tax Law)

For more information, see Publication 222, Question and Answers Concerning
Section 5-a.

Contractor name                                                           For office use only
CLEARBLUE TECHNOLOGIES MANAGEMENT, INC.                                   Contract number

Contractor's principal place of business      City     State   ZIP code
224 HARRISON STREET                         SYRACUSE     NY      13202    ________________

Mailing address (if different than above)                                 Estimated contract value
400 MINUTEMAN ROAD, ANDOVER, MA 01810

Contractor's federal employer   Contractor's sales tax ID number
Identification number (EIN)     (if different from contractor's EIN)
75-3051663                                                                $ ______________

Contractor's telephone number   Contracting state agency
(315) 479-0824                  NEW YORK STATE DEPARTMENT OF LABOR

I, JOHN J. GAVIN, JR., hereby affirm, under penalty of perjury, that I am
          (name)
CHIEF FINANCIAL OFFICER of the above-named contractor, that I am authorized  to
        (title)
make this certification on behalf of such contractor, and that:

PART I. CONTRACT SERVICES THAT ARE NOT SERVICES FOR PURPOSES OF TAX LAW SECTION 5-A

(Mark an X in the box if this statement is applicable. If you mark this box, you do not have to complete Parts II - V.)

[X] The requirements of Tax Law section 5-a do not apply because the subject matter of the contract concerns the performance of services which are not services within the meaning of Tax Law section 5-a.

(If you did not mark the box next to the statement in Part I, mark an X next to the applicable statement in Parts II through V.)

PART II. CONTRACTOR REGISTRATION STATUS

[ ] The contractor has made sales delivered by any means to locations within New York State of tangible personal property or taxable services having a cumulative value in excess of $300,000 during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made, and is registered for New York State and local sales and compensating use tax purposes with the Commissioner of Taxation and Finance pursuant to sections 1134 and 1253 of the Tax Law.

[ ] As of the date of this certification, the contractor has not made sales delivered by any means to locations within New York State of tangible personal property or taxable services having a cumulative value in excess of $300,000 during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made.

PART III. AFFILIATE REGISTRATION STATUS

[ ] As of the date of this certification, the contractor does not have any affiliates.

[ ] To the best of the contractor's knowledge, the contractor has one or more affiliates having made sales delivered by any means to locations within New York State of tangible personal property or taxable services having a cumulative value in excess of $300,000 during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made, and each affiliate exceeding the $300,000 sales threshold during such periods is registered for New York State and local sales and compensating use tax purposes with the Commissioner of Taxation and Finance pursuant to sections 1134 and 1253 of the Tax Law. The contractor has listed on Schedule A of this certification the name, address, and identification number of each affiliate exceeding the $300,000 sales threshold during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made.

[ ] To the best of the contractor's knowledge, the contractor has one or more affiliates and, as of the date of this certification, each affiliate has not made sales delivered by any means to locations within New York State of tangible personal property or taxable services having a cumulative value in excess of $300,000 during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made.

PAGE 2 of 6 ST-220 (1/05)


PART IV. SUBCONTRACTOR REGISTRATION STATUS

[ ] As of the date of this certification, the contractor does not have any subcontractors.

[ ] The contractor has one or more subcontractors, and each subcontractor has informed the contractor of whether or not, as of the date of this certification, it has made sales delivered by any means to locations within New York State of tangible personal property or taxable services having a cumulative value in excess of $300,000 during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made. Each subcontractor informing the contractor that it has made sales in excess of the $300,000 threshold during such periods has further informed the contractor that it is registered for New York State and local sales and compensating use tax purposes with the Commissioner of Taxation and Finance pursuant to sections 1134 and 1253 of the Tax Law. The contractor has listed on Schedule A of this certification the name, address and identification number of each subcontractor exceeding the $300,000 sales threshold during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made.

[ ] The contractor has one or more subcontractors, and each subcontractor has informed the contractor that, as of the date of this certification, it has not made sales delivered by any means to locations within New York State of tangible personal property or taxable services having a cumulative value in excess of $300,000 during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made.

PART V. SUBCONTRACTOR AFFILIATE REGISTRATION STATUS

[ ] The contractor has one or more subcontractors, and each subcontractor has informed the contractor that, as of the date of this certification, it does not have any affiliates.

[ ] The contractor has one or more subcontractors, and each subcontractor has informed the contractor of whether or not, as of the date of this certification, it has any affiliates having made sales delivered by any means to locations within New York State of tangible personal property or taxable services having a cumulative value in excess of $300,000 during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made. Each subcontractor informing the contractor that it has one or more affiliates having made sales in excess of the $300,000 threshold during such periods has further informed the contractor that each such affiliate is registered for New York State and local sales and compensating use tax purposes with the Commissioner of Taxation and Finance pursuant to sections 1134 and 1253 of the Tax Law. The contractor has listed on Schedule A of this certification the name, address and identification number of each affiliate exceeding the $300,000 sales threshold during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made.

[ ] The contractor has one or more subcontractors, and each subcontractor has informed the contractor that, as of the date of this certification, it has no affiliate having made sales delivered by any means to locations within New York State of tangible personal property or taxable services having a cumulative value in excess of $300,000 during the four quarterly periods ending on the last day of February, May, August, and November which immediately precede the quarterly period in which this certification is made.

Sworn to this 10th day of MAY, 2005


/s/ John J. Gavin Jr.                   CHIEF FINANCIAL OFFICER
-------------------------------------           (Title)
(signature)


/s/ Linda Cooper
-------------------------------------
LINDA COOPER
Notary Public
My Commission Expires
March 29, 2007

                                                       ST-220 (1/05) PAGE 3 of 6


           INDIVIDUAL, CORPORATION, PARTNERSHIP, OR LLC ACKNOWLEDGMENT

STATE OF    MA      )
            :           SS.:
COUNTY OF   ESSEX   )

On the day 10th of MAY in the year 20__, before me personally appeared JOHN J. GAVIN, JR., known to me to be the person who executed the foregoing instrument, who, being duly sworn by me did depose and say that

_he resides at 62 COUNTRYSIDE DRIVE,

Town of CUMBERLAND,

County of PROVIDENCE,

State of RHODE ISLAND; and further that:

[Mark an X in the appropriate box and complete the accompanying statement.]

[ ] (If an individual): _he executed the foregoing instrument in his/her name and on his/her own behalf.

[X] (If a corporation): _he is the CHIEF FINANCIAL OFFICER of CBTM, INC., the corporation described in said instrument; that, by authority of the Board of Directors of said corporation, _he is authorized to execute the foregoing instrument on behalf of the corporation for purposes set forth therein; and that, pursuant to that authority, _he executed the foregoing instrument in the name of and on behalf of said corporation as the act and deed of said corporation.

[ ]  (If a partnership): _he is the ____________________________________________
     of _______________________________________, the partnership described in said instrument; that, by the terms of said partnership, _he is authorized to execute the foregoing instrument on behalf of the partnership for purposes set forth therein; and that, pursuant to that authority, _he executed the foregoing instrument in the name of and on behalf of said partnership as the act and deed of said partnership.

[ ] (If a limited liability company): _he is a duly authorized member of, ___________________________________________________________ LLC, the
     limited liability company described in said instrument; that _he is authorized to execute the foregoing instrument on behalf of the limited liability company for purposes set forth therein; and that, pursuant to that authority, _he executed the foregoing instrument in the name of and on behalf of said limited liability company as the act and deed of said limited liability company.


/s/ Linda Cooper
-------------------------------------
Notary Public

Registration No.
                 --------------------

                                  LINDA COOPER
                                  Notary Public
                              My Commission Expires
                                 March 29, 2007

PAGE 4 of 6 ST-220 (1/05)


SCHEDULE A -- LIST OF AFFILIATES, SUBCONTRACTORS, AND AFFILIATES OF
SUBCONTRACTORS

      A
Relationship
     to              B                  C                D                E                      F
 Contractor         Name             Address         ID Number   Sales Tax ID Number   Proof of Registration
------------   -------------   ------------------   ----------   -------------------   ---------------------
      A        NAVISITE, INC   4OO MINUTEMAN ROAD   52-2137343
                               ANDOVER, MA 01810


Column A - Enter C if the contractor; do not complete columns C, D, and E. Enter
           A if an affiliate of the contractor; S if a subcontractor; or SA if an affiliate of a subcontractor, and complete columns B through F.

Column B - Name - If person is a corporation or limited liability company, enter the exact legal name as registered with the NY Department of State. If person is a partnership or sole proprietor, enter the name of the partnership and each partner's given name, or the given name(s) of the owner(s), as applicable. If person has a different DBA (doing business as) name, enter that name as well.

Column C - Address - Enter the street address of person's principal place of business. Do not enter a PO box.

Column D - ID number - Enter the federal identification number assigned to the person or person's business, as applicable.

Column E - Sales tax ID number - Enter only if different from federal ID number in column D.

Column F - Enter CA if a paper copy of the certificate of authority is attached;
           or RC if person is registered with DTF and has confirmed this status with DTF.

PRIVACY NOTIFICATION

The Commissioner of Taxation and Finance may collect and maintain personal information pursuant to the New York State Tax Law, including but not limited to, sections 5-a, 171, 171-a, 287, 308, 429, 475, 505, 697, 1096, 1142, and 1415
of that Law; and may require disclosure of social security numbers pursuant to 42 USC 405(c)(2)(C)(i).

This information will be used to determine and administer tax liabilities and, when authorized by law, for certain tax offset and exchange of tax information programs as well as for any other lawful purpose.

Information concerning quarterly wages paid to employees is provided to certain state agencies for purposes of fraud prevention, support enforcement, evaluation of the effectiveness of certain employment and training programs and other purposes authorized by law.

Failure to provide the required information may subject you to civil or criminal penalties, or both, under the Tax Law.

This information is maintained by the Director of Records Management and Data Entry, NYS Tax Department, W A Harriman Campus, Albany NY 12227; telephone 1 800 225-5829. From areas outside the United States and outside Canada, call (518) 485-6800.

                                   APPENDIX E

                          FORM OF SUBLICENSE AGREEMENT

                           SOFTWARE LICENSE AGREEMENT

This License Agreement (the "Agreement") is made and entered into as of June 15, 2005 by and between the New York State Department of Labor ("Licensor"), and ClearBlue Technologies Management, Inc. ("Licensee").

WHEREAS, Licensor owns or otherwise has the right to license to third parties the software described on Schedule A hereto (the "Software");

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are mutually acknowledged by each party, it is agreed as follows:

1. License.

(a) Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee a non-exclusive, fully paid, nontransferable license to use the Software (in machine readable object code form) and any documentation relating thereto (together "Licensed Property") solely in connection with Workforce Development Services. For purposes of this Agreement, the term "Workforce Development Services" means services relating to job searches, including management of "welfare-to-work" programs, collection of labor market information and tracking of employers, job seekers and job training programs.

(b) Solely In the event that the grant funding from the U.S. Department of Labor to the Department which is being used to fund the development and support of the Software is permanently terminated, Licensor shall sublicense the Software in source code form to Licensee to use, modify, improve and edit (but without the right to sublicense) the Software solely for purposes of completing the development of the Software related to the provision of Workforce Development Services.

2. Protections; Property.

(a) Licensee shall: (i) keep confidential the Software and limit access to the same to those of its employees, agents and sub-contractors who are engaged in the use of the Software and shall not, except as expressly permitted herein, publish, communicate or disclose, or permit to be published, communicated or disclosed, to third parties such information and data without Licensor's prior written consent; (ii) reproduce on any copy of the Software copyright notices;
(iii) notify Licensor immediately if Licensee becomes aware of any unauthorized use of the whole or any part of the Software; and (iv) without prejudice to the foregoing take all such other steps as shall from time to time be necessary to protect the confidentiality and intellectual property rights of Licensor and any third-parties having ownership rights in the Software.

(b) Licensee shall not, except as expressly contemplated by this Agreement in
Section 1: (i) assign, sublicense, lease, encumber or otherwise transfer or attempt to transfer the Software and related documentation or any portion thereof; (ii) modify, improve, translate, reverse engineer, decompile or disassemble the Software; (iii) possess or use the Software or any portion thereof, other than in machine readable object code; or (iv) remove any copyright, trademark, patent or other proprietary notices from the Licensed Property or any portion thereof.

(c) Licensee acknowledges and agrees that Licensor and/or any licensors of Licensor have and will retain all right, title, interest and ownership in and to the Software and related documentation and all copyright, trademarks, trade names and any other intellectual property rights included or subsisting in, represented by or used in connection with the Software.

3. Remedies.

Licensee acknowledges that irreparable damage may result if the provisions of Sections 1 or 2 of this Agreement were not specifically enforced and agree that each Licensor shall be entitled to any appropriate legal, equitable or other remedy, including injunctive relief, in respect of any failure by the other party to comply with such provisions.

4. Term and Termination.

(a) The license granted to Licensee hereunder will continue until terminated as provided herein. The license granted to Licensee hereunder shall terminate if Licensee breaches or violates any term of this Agreement and fails to correct such breach or violation or to undertake efforts to correct such breach or violation to Licensor's satisfaction within thirty (30) days after receiving notice of such breach or violation.

(b) Licensee shall (1) immediately upon termination of license granted to Licensee hereunder discontinue all use of the Software and (2) within fifteen
(15) days after such termination, return all of the Licensed Property and copies thereof, including, without limitation, diskettes containing the Software and all other physical copies of the Software, (3) destroy the Software and all copies of the Software as contained in any computer memory or data storage apparatus under the control of Licensee, and (4) certify to Licensor that Licensee has delivered to Licensor or destroyed the Licensed Property and copies thereof, including, without limitation, the Software and all copies of the Software, in accordance with this Section 4(b).

5. Limitation of Liability.

Licensor shall not be liable to the other party or any other person or entity for any damages including, but not limited to, direct, indirect, consequential, incidental or special damages, lost profits, lost savings, loss of goodwill or otherwise, or for exemplary damages in connection with the Software and this Agreement, even if such party has been advised of the possibility of such damages.

6. No Warranties.

LICENSOR DOES NOT MAKE ANY WARRANTIES, EXPRESSED OR IMPLIED, CONCERNING THE SOFTWARE OR THE APPLICATION, OPERATION OR USE THEREOF, THE DATA GENERATED BY THE OPERATION OR USE THEREOF, OR ANY SUPPORT SERVICES RENDERED WITH RESPECT TO THE SOFTWARE. LICENSOR HEREBY EXCLUDES ALL IMPLIED WARRANTIES OF MERCHANTABILITY, OR OF MERCHANTABLE QUALITY, OR OF FITNESS FOR ANY PURPOSE, PARTICULAR, SPECIFIC OR OTHERWISE, OR OF NON-INFRINGEMENT, CONCERNING THE SOFTWARE AND THE APPLICATION, OPERATION OR USE THEREOF.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflict of laws.

CLEARBLUE TECHNOLOGIES                  THE PEOPLE OF THE STATE
MANAGEMENT, INC.                        OF NEW YORK


BY:                                     BY:
    ---------------------------------       ------------------------------------
NAME:                                   NAME:
      -------------------------------         ----------------------------------
TITLE:                                  TITLE:
       ------------------------------          ---------------------------------

FEDERAL I.D. NO.:
                  -------------------

                                   APPENDIX F

                              SOFTWARE DESCRIPTION

1.   America's Jobs Bank National and State System

AJB is an employment Web site that allows job seekers, people looking for a job, to search a database for potential jobs and post ads to attract potential employers. The site allows job seekers to find jobs based on a variety of criteria such as job location, job title, salary, etc. The job seeker can create and store a resume which can be used to apply for the jobs. An employer can post job openings and search the database for resumes to match the job openings. AJB is currently a productional system.

2.   One Stop Operating System ("OSOS")

The OSOS is designed to support the implementation of the Workforce Investment Act. In this capacity, the OSOS serves two major purposes. First, individuals use the system to create a .resume and find a job. Second, case managers use the system to identify, schedule, manage and evaluate the delivery of services that support an individual in finding, and keeping, a job. These services range from day care and food stamps to training and other skills-building activities.

3.   Associated Services (Association Version)

Associated Services allows an organization to operate its own Internet employment site. The site is tailored to match the organization's Internet graphic design. The site is put in place with any or all the same functionality of America's Job Bank. Additional custom-tailored features are also available. Associated Services is currently in production for multiple organizations.

                                   APPENDIX G

                       AMERICA'S JOB BANK HOSTING SERVICES
                               SERVICE DESCRIPTION

The ClearBlue Service (the "Service") refers to the equipment, facilities, programming, data files, software, services and resources provided by ClearBlue to enable Customer to create a World Wide Web presence and other related systems on the global Internet. The specific service depends on the choice of hosting platform as well as the various options ordered by the Customer.

The "ClearBlue Network Service" includes diverse connections with appropriate capacity, connecting to and from the global Internet.

ClearBlue is responsible for maintaining and managing the hardware, operating system, and Web server software and certain applications.

Infrastructure and Customer Implementation

ClearBlue will procure, install, and manage the equipment and software (the "Equipment") for the exclusive use of the Customer during the Term of this Agreement. The Department reserves the right to approve all hardware acquisitions. The Equipment will be connected to the ClearBlue Network Service via a high-throughput Ethernet switch.

ClearBlue will host the Customer's Service via the ClearBlue Network Service from one of its managed services data centers located in Andover, MA, Syracuse, NY, San Jose, CA, Vienna, VA, or Houston, TX (collectively the "Data Centers").

ClearBlue's Data Centers are physically secure server facilities with industry standard environmental conditions for the Equipment including raised floors, HVAC, fire detection and suppression systems and restricted access.. ClearBlue will provide UPS protected power and diesel generator backup.

Domain Name Service

ClearBlue will provide primary and secondary Domain Name Service and will assign IP addresses as required.

Upon termination of this Agreement Customer is required to return any ClearBlue-assigned network numbers for reassignment.

Domain Name Assignment

ClearBlue will assist the Customer with registering or modifying any domain name for which ClearBlue provides primary service to the ClearBlue DNS servers.

ClearBlue is not responsible for InterNIC, ISI or other registries' policies about domain name assignment, for delays in registration and approval of domain names, for clerical or other errors made by any domain name registry, or for any decision to place a domain name on hold.

ClearBlue does not claim proprietary interest in the domain names secured by it on behalf of its Customers. The registration and maintenance of domain names are subject to fees assessed by the InterNIC and other agencies. During the term of this Agreement, ClearBlue will be responsible for the payment of such fees for domains for which ClearBlue provides primary service. Upon termination of this Agreement, Customer is responsible for the continued payment of such fees to the InterNIC. In accordance with InterNIC policy, any failure by the Customer to pay such fees may result in the loss of use of the domain name.

24x7x365 Server Availability Monitoring

ClearBlue provides continuous, 24x7 monitoring of the Customer's Service. Certain problems can be pro-actively detected by ClearBlue, while others are detected by the Customer experiencing the problem. Whenever monitoring indicates a problem with the Service, ClearBlue will notify the Customer's Technical Contacts and begin problem determination and resolution.

ClearBlue will monitor certain aspects of the Customer's Equipment and/or Web servers and will provide the Department with such information upon request. Monitored aspects include Server and Application Response, Virtual Server DNS Lookup, System Load Average and Uptime, File System and Swap Capacity, Kernal and SysLog Messages, and Process Logs.

24x7x365 Live Customer Support

The ClearBlue Network Operations Center (the "NOC") provides for coordination and resolution of problems associated with the ClearBlue provided Service. Support is limited to the product features included in the Service, network availability and hardware problems. The NOC operates 24x7x365

Network Status Updates

ClearBlue maintains an e-mail list, to which the Customer can subscribe, to notify customers about planned changes to the network, current outages and problems.

Site Statistics

ClearBlue will provide standard usage statistics, consisting of current and historical (up to one year) usage statistics for the Customer's Website.

Tape Backup, Offsite Storage, and Site Restoration

ClearBlue will perform nightly back-ups of Customer's Service including one (1) full tape back-up and six (6) level-one back-ups per week. ClearBlue will ship the full tape back-up off-site for additional security for a duration of three
(3) years and one (1) full
back-up will be stored on-site for five (5) weeks. In the event of loss of data, Customer will immediately contact the Customer Support Center to schedule restoration of data from backup tapes.

ClearBlue will initiate the restoration of data within one business day. Loss of data resulting from hardware failure will be restored immediately following the successful installation of replacement hardware. Database back up tapes and all log files used for reporting statistics or tracking employer searches must be retained offsite for a period of three (3) years in accordance with U.S Department of Labor requirements.

Lost data between backups will be restored from Oracle transaction file, or log file using RAID technology, or from other sites.

Content Delivery Services

ClearBlue will provide a Content Delivery and Acceleration Service to the Customer. This Delivery and Acceleration Service will be provided by ClearBlue's Delta Edge national network system.

Third-Party Software

ClearBlue will contract with third-party contractors to procure the licenses for use by Customer of the software specified by Customer. The Customer agrees to adhere to the terms and conditions of the manufacturer's software license agreement (available upon request.) ClearBlue will pass through all warrantees or guarantees with respect to third party software. Maintenance and support of third-party software will be provided by its manufacturer.

ClearBlue supports third-party applications to assure the software running on the server and the server itself are functioning properly. For support of the client-side application, customers will be referred to the specific distributor of the application.

Database Backup and Recovery

Database Back-up and Recovery services are available to customers requesting DBA services. ClearBlue is responsible for setup of backup scripts and pre-formatting the tape back-ups. ClearBlue is required to provide the chosen back-up software or back-up scripts. In some cases, depending on the platform and database used for the Service, Customer may be required to provide and support the backup software.

                                   APPENDIX H

                     CLEARBLUE TECHNOLOGIES MANAGEMENT, INC.
                           NETWORK SERVICE DESCRIPTION

The ClearBlue Network Service (the "ClearBlue Network") consists of high performance local area networking with access to and from the global Internet. The ClearBlue service (the "Service") consists of a network connection between the ClearBlue Network and the Customer site local area network.

The ClearBlue Network connection is installed, managed, and operated by ClearBlue.

ClearBlue Circuit Provisioning

ClearBlue will contract with a local exchange carrier (LEC) to provide connectivity between a network node and the LEC-provided smartjack (or equivalent) at the Customer's location. This leased telecommunications facility will be referred to herein as the "Local Loop."

A significant part of the installation process is the detailed design, engineering and installation of the Local Loop. Any special facilities construction required to establish telecommunications service to the Customer site may cause some delay in installation. The logistics and cost of such construction is the responsibility of the Customer.

Unless otherwise agreed by the parties, end to end physical management of the Local Loop is coordinated through ClearBlue. Customer is responsible for end to end physical management and operations for any additional circuits or extensions it provides on the Customer side of the Service Demarcation.

Service Demarcation

The Service Demarcation is the point where ClearBlue's responsibility for the connection ends. If Customer Premise Equipment, which consists of the CSU/DSU and network router at the Customer's site (the "CPE") is leased from ClearBlue or if the Customer has purchased both CSU/DSU maintenance and router maintenance from ClearBlue, then the Service Demarcation is at the LAN interface of the router. If the Customer has purchased CSU maintenance only, then the Service Demarcation is at the router interface on the CSU. Otherwise, the Service Demarcation is the termination of the Local Loop at the LEC smartjack.

Installation of any necessary cross connects or extensions on the customer-side LEC smartjack is the responsibility of the Customer. Support beyond the Service Demarcation will be the responsibility of the Customer, including, but not limited to: routing, LAN integration and IP addressing, software, and locally maintained resources.

Installation and Service Commencement

ClearBlue shall schedule the installation of the Service on a date mutually agreed to by the parties. The parties expressly understand that requested installation dates are for planning purposes only and such dates are not guaranteed.

For Customers using CPE provided by ClearBlue, "Service Commencement" refers to the first day in which packets of data can be sent to Customer over the ClearBlue Network. For Customers using CPE provided by the Customer, "Service Commencement" refers to the earlier of (a) the first day in which packets of data can be sent to Customer over the ClearBlue Network or (b) ten (10) days following installation and ClearBlue testing of the Local Loop.

If Customer requests a delay in the installation date, ClearBlue will accommodate the request, provided that: (a) such delay does not exceed thirty
(30) calendar days from the original installation date, (b) ClearBlue receives the requested delay in writing from Customer no later than ten (10) days prior to the original installation date, and (c) Customer agrees to pay any additional charges resulting from such delay.

Standard Domain Name Service (DNS)

ClearBlue's standard DNS service provides for primary and secondary DNS for one domain, with up to twenty-five (25) subdomains, up to five hundred (500) host names and up to ten (10) MX records. We will also provide secondary DNS for up to ten additional domains. All domains must be owned by the Customer. ClearBlue will provide primary and secondary reverse DNS for all networks assigned to the Customer by ClearBlue and for those networks owned by the Customer for which ClearBlue provides connectivity.

Domain Name Assignment

ClearBlue will assist the Customer with registering or modifying any domain name for which ClearBlue provides primary service.

ClearBlue is not responsible for InterNIC, ISI or other registries' policies about domain name assignment, for delays in registration and approval of domain names, for clerical or other errors made by any domain name registry, or for any decision to place a domain name on hold.

ClearBlue does not claim proprietary interest in the domain names secured by it on behalf of its Customers. The registration and maintenance of domain names are subject to fees assessed by the InterNIC or other agencies. During the term of this Agreement, ClearBlue will be responsible for the payment of fees for domains for which ClearBlue provides primary domain name service. Upon termination of this Agreement, Customer is responsible for the continued payment of such fees to the InterNIC. In accordance with InterNIC policy, any failure by the Customer to pay such fees may result in the loss of use of the domain name.

Network Number Assignment

ClearBlue will provide and/or route two types of network numbers (a) network numbers from its assigned address block or (b) Customer-provided network numbers already in the possession of the Customer but requiring access through the ClearBlue Service.

For Customer-provided network numbers, ClearBlue cannot guarantee that other Internet Service Providers will accept and route traffic from any network number not assigned by ClearBlue, and is not responsible for InterNIC or ARIN policy about network number assignment. ClearBlue will limit route advertisements to networks assigned by official registries.

ClearBlue will obtain additional network numbers on behalf of Customer, but Customer will bear any costs incurred by ClearBlue. Customer will be required to provide supporting documentation for their address requests.

Upon termination of this Agreement Customer is required to return any ClearBlue-assigned network numbers for reassignment.

Connection Monitoring

ClearBlue provides continuous, 7x24 monitoring of the Customer connection. Certain problems can be proactively detected by ClearBlue, while others are detected by the customer experiencing the problem. Whenever monitoring indicates a problem with the connection, ClearBlue will notify the Customer's Technical Contacts and begin problem determination and resolution.

Network Status Updates

ClearBlue will notify the Customer about planned changes to the network, current outages and problems.

Online Usage Statistics

ClearBlue will provide a password protected web site which will provide automated network analysis, consisting of current and historical bandwidth usage statistics for the Customer's connection.

Network Operations Center

ClearBlue provides for coordination and resolution on the network attachment via the ClearBlue Network Operations Center(the "NOC") for any problems associated with the ClearBlue provided service. The CSC operates 7x24.

                                                                    APPENDIX M-1

                             MEMORANDUM OF AGREEMENT

This Agreement is hereby made by and between the New York State Department of Labor (NYSDOL) and the Rhode Island Department of Labor & Training (RIDLT).

                                   WITNESSETH:

WHEREAS: AMERICA'S ONE-STOP OPERATING SYSTEM (AOSOS) is a comprehensive one-stop computer operating system funded by the U.S. Department of Labor (USDOL) and developed by the State of New York, America's Job
           Bank Service Center (AJBSC). AJBSC is a division of the NYSDOL; and

WHEREAS: AJBSC has provided software and associated Information Technology services to States, under various grants from USDOL for over 25 years; and

WHEREAS: The federal grant process continues to provide funding for a national system of labor exchange; and the development, implementation and support of computer systems for the state Workforce Agencies, as USDOL has found that this model provides a cost effective method to fund systems development and promote the sharing of information between the states. (Typically, USDOL provides grant money for several years for the purpose of system development, implementation and support. In the later years of the cycle, states are expected to augment federal funding in the operation and enhancement of the system. States are encouraged to combine their sources of funding and utilize the AJBSC as a means of providing low cost, effective services in the enhancement and maintenance of the system); and

WHEREAS: RIDLT has asked AJBSC to supply various services related to the implementation of AOSOS for use by their Department; and

WHEREAS: AJBSC uses contractors to perform some of the tasks associated with AOSOS and follows routine contract procedures that follow both State and Federal Guidelines;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are mutually acknowledged by each party, it is agreed as follows:

1.   AJBSC SHALL PROVIDE OR BE RESPONSIBLE FOR PROVIDING:

     a.   Third party software, as needed to operate AOSOS;

     b.   AOSOS software and code;

     c.   Monitoring of the software, as necessary;

     d.   Software maintenance and support;

     e.   Implementation support;

     f.   Systems support;

     g.   Software versioning and change control;

     h.   Project management;

     i.   Quality assurance;

     j.   Application documentation;

     k.   Installation and configuration of operating systems; and

     l.   Hosting Services.

2. HOSTING SERVICES: The following services, property, and equipment shall comprise all the components for fulfilling the Hosting Services requirements of the contract:

     a. All hardware necessary to effectively host the system. The hardware to be used is manufactured by SUN;

     b.   The monitoring and maintenance of the SUN hardware;

     c.   A UNIX based Operating System;

     d.   AOSOS Software to run on an Oracle Database system;

     e. Daily monitoring, maintenance, and support of the Oracle Database system;

     f.   Local maintenance and support of the OSOS application;

     g. A Machine Room in which all the above will run, including electricity, air conditioning, and power conditioning for the shared hardware environment;

     h.   The network upon which all the above is to run;

     i. The installation, setup and maintenance of a dedicated frame relay circuit/connection between RIDLT computer operations in Cranston, Rhode Island and NYSDOL's hosting site, presently located in Syracuse, New York.

     j. Updating all operating systems, servers and applications, as necessary;

     k. Problem determination and resolution for hardware, operating systems, databases, servers and applications; and

     l. A Helpdesk available seven days a week, 24 hours a day, for system level support (not end-user support - but support for State IT personnel). It shall be RIDLT's responsibility to provide help desk function for end-user support.

3.   RIDLT SHALL PROVIDE OR BE RESPONSIBLE FOR PROVIDING:

     a.   All Oracle licenses;

     b.   The workstation hardware and software in the local offices;

     c. Installation and on-going support of the OSOS client application on local office workstations including all prerequisite hardware and software upgrades needed to support the client software;

     d.   The local area networks (LAN) in the local offices;

     e. The local loops and network connections from the local offices to the statewide area network (WAN);

     f.   The performance - including monitoring, troubleshooting and supporting
          - of the state WAN that connects the local offices to the central data processing (DP) facility;

     g. The local loop and network connection from the state WAN including the necessary router in the central DP facility;

     h. Ethernet router ports as needed to connect multiple Ethernet LAN segments via NYS vendor specified Ethernet switches in the vendor's data-processing facility to connect the Private Frame Relay Circuit to the RIDLT legacy environment;

     i. Verifying and providing on-going performance information on the performance of the state WAN to NYS and/or its vendor;

     j. Providing all necessary support, as required, to maintaia and/or repair its network connections;

     k. Converting all necessary RIDLT legacy systems data to the AOSOS application;

     1.   Providing a Helpdesk for end-user level support.

4.   COSTS, PRICING, AND PAYMENTS (See attached budget - Appendix A)

     a. AJBSC will absorb all costs associated with the development of the AOSOS CodeBase (subject to the availability of Federal Grant funding), as well as the building and implementation of this AOSOS site;

     b. RIDLT shall be responsible for the yearly hosting fees for this site and any additional development costs authorized by Rhode Island in advance, for items not included in this MOA;

     c.   The yearly hosting fee shall be due and payable monthly.

     d. The cost for the first year of the contract shall be $438,558. This first year cost includes $80,000 in one-time setup/implementation costs (see lines 11, 12, 13, & 19 in Appendix A), which will not be replicated in the out years (those years following the first year of the contract).

     e. The cost of providing hosting and the frame relay circuit shall be limited to $358,558 in years one, two and three of the contract.

     f. The cost of providing hosting and the frame relay circuit, for those out years beyond years two and three, shall be subject to pass-through cost escalation such that as NYSDOL costs of providing these services increase, such cost increases shall be passed through to RIDLT on a dollar for dollar basis. No other cost escalations for hosting and the frame relay circuit shall occur so long as Federal Grant funding is available to cover such costs.

     f.   Reimbursement Specifics:

          1) All checks shall be made payable to the New York State Department of Labor and mailed to the Administrative Finance Bureau, Room 464, New York State Department of Labor, State Office Building Campus, Building 12, Albany, New York 12240.

          2) In the event that NYSDOL incurs costs authorized by RIDLT but not covered under this MOA the costs will be reimbursed based on Cost Reports provided to RIDLT by NYSDOL. NYSDOL will also present RIDLT with a Standard AC-92 voucher indicating the monies being requested.

          3)   All vouchers will be submitted for approval and payment to:

                   Rhode Island Department of Labor & Training
                   Attn: Judith Cozine
                   1511 Pontiac Avenue Bldg. 73-3
                   Cranston, RI 02920

          5) NYSDOL will bill RIDLT monthly. Reimbursement will be paid no later than 45 days after the receipt thereof.

5.   CHANGES TO THIS AGREEMENT:

     a. Any changes to this Agreement must be submitted in writing and mutually accepted by both parties in writing prior to work beginning on implementing such change(s).

     b. This agreement, and any future amendments to it, constitutes the entire agreement between the parties. Any prior agreements, memoranda, proposals, offers, or orders are hereby rendered null and void.

6.   TERM AND TERMINATION:

     a.   This Agreement shall continue until terminated as provided herein.

     b. RIDLT may terminate this agreement if NYSDOL breaches or violates any term of this Agreement and fails to correct such breach or violation or to undertake efforts to correct such breach or violation to RIDLT's satisfaction within thirty (30) days after receiving notice of such breach or violation.

     c. NYSDOL may terminate this agreement: upon RIDLT's failure to agree to an increase in hosting fees after completion of this agreement, if RIDLT breaches or violates any term of this Agreement and fails to correct such breach or violation or to undertake efforts to correct such breach or violation to NYSDOL's satisfaction within thirty (30) days after receiving notice of such breach or violation, or with 90 days notice without stating a reason.

     d. This agreement shall automatically terminate should either party lose federal funding, the continuation of which this agreement is predicated upon.

7.   LIMITATION OF LIABILITY:

     NYSDOL shall not be liable to the other party or any other person or entity for any damages including, but not limited to, direct, indirect, consequential, incidental or special damages, lost profits, lost savings, loss of goodwill or otherwise, or for exemplary damages in connection with the providing of services according to this Agreement, even if such party has not been advised of the possibility of such damages.

8.   NO WARRANTIES:

     NYSDOL DOES NOT MAKE ANY WARRANTIES, EXPRESSED OR IMPLIED, CONCERNING THE SYSTEM OR THE APPLICATION, OPERATION OR USE THEREOF, THE DATA GENERATED BY THE OPERATION OR USE THEREOF, OR ANY SUPPORT SERVICES RENDERED WITH RESPECT TO THE SYSTEM. NYS HEREBY EXCLUDES ALL IMPLIED WARRANTIES OF MERCHANTABILITY, OR OF MERCHANTABLE QUALITY, OR OF FITNESS FOR ANY PURPOSE, PARTICULAR, SPECIFIC, OR OTHERWISE, OR OF NON-INFRINGEMENT, CONCERNING THE SYSTEM AND THE APPLICATION, OPERATION OR USE THEREOF.

9. GOVERNING LAW: This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date below:

For: New York State Department of Labor


/s/ Lewis Stein                         /s/ John Novak
-------------------------------------   ----------------------------------------
Lewis Stein                             John Novak
Director of Labor Finance               Director - America's JobBank

Date: 11/12/02                          Date: 11/1/02

                            ------------------------
                               APPROVED AS TO FORM
                              NYS ATTORNEY GENERAL
                                   MAR 14 2003

                              /s/ PETER FAVRETTO
                              --------------------
                              PETER FAVRETTO
                              ASSOCIATE ATTORNEY
                            ------------------------

For: Rhode Island Department of Labor and Training


/s/ Lee H. Arnold
-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date: October 22, 2002

APPROVED AS TO FORM
ELIOT SPITZER
ATTORNEY GENERAL

                            ------------------------
                               APPROVED AS TO FORM
                              NYS ATTORNEY GENERAL
                                   MAR 14 2003

                              /s/ PETER FAVRETTO
                              --------------------
                              PETER FAVRETTO
                              ASSOCIATE ATTORNEY
                            ------------------------

                               APPENDIX A - BUDGET

     Shared Hosting Costs

                                                  YEAR 1      YEAR 2     YEAR 3
                                                ----------   --------   --------
 1   HOSTING FEE                                $  329,758   $329,758   $329,758
 2   Sun hardware/Operating System                Included   Included   Included
 3   Unix system administration                   Included   Included   Included
 4   Oracle DBA                                   Included   Included   Included
 5   Network administration                       Included   Included   Included
 6   Application support                          Included   Included   Included
 7   Machine room                                 Included   Included   Included
 8   Helpdesk                                     Included   Included   Included
 9
10   Implementation
11   Setup                                      $   10,000   $   0.00   $   0.00
12   Conversion                                 $   22,000   $   0.00   $   0.00
13   Testing                                    $   22,000   $   0.00   $   0.00
14   TOTAL (LINES 1,11,12,13)                   $  383,758   $329,758   $329,758
15   MONTHLY (LINE 14/12)                       $   31,980   $ 27,480   $ 27,480
16
17
18
19   Frame Relay Circuit Setup / Installation   $   26,000   $   0.00   $   0.00
20   Frame Relay Circuit Annual Cost            $   28,800   $ 28,800   $ 28,800
21
22
23   GRAND TOTAL (LINES 14,19,20                $  438,558   $358,558   $358,558
24   MONTHLY (LINE 23/12)                       $36,546.50   $ 29,880   $ 29,880

Notes:

1). Oracle licenses are required to make the OSOS application work. Rhode Island currently has some Oracle licenses. After it is determined how to best convert existing Rhode Island Oracle licenses an addendum to the Basic Agreement will be made to reflect the costs of additional Oracle licenses.

2). Rhode Island will be doing their own interface programming. Should they need assistance an addendum to the Basic Agreement will be made to reflect the costs of this programming assistance.

                                                                    APPENDIX M-2

                   AMERICA'S ONE-STOP OPERATING SYSTEM (AOSOS)
                               CONSORTIUM CHARTER
                          As Amended February 25, 2003

BACKGROUND

America's One-Stop Operating System (AOSOS) is a fully-functional, comprehensive one-stop management information system designed to meet the core business needs common to all the America's One-Stop Operating System Consortium (AOSOS Consortium) states as they implement the Workforce Investment Act of 1998 (WIA). The system supports both customer self-service and mediated case management services designed around the principles of universality, customer choice, service integration, and performance-driven outcomes. In addition, it has features designed to support the business functions associated with implementation of the WIA such as customer tracking, identification of eligible training and service providers and maintenance of performance information on those providers. AOSOS also produces federally mandated reports associated with United States Department of Labor, Employment and Training Administration (USDOL/ETA)-administered programs required for one-stop career centers and has an open design that enables it to interface and exchange data with a broad range of state and federal systems.

The USDOL/ETA funded the development of AOSOS through a grant with the State of New York, America's Job Bank Service Center (AJBSC). AOSOS will be supported and enhanced by annual subscription fees as established by the AOSOS Consortium Steering Committee that supplement the federal contribution through June 30, 2004 and then supplant the federal contribution beginning July 1, 2004. The AJBSC, as Grantee and AOSOS Consortium Agent, is currently responsible for ongoing development, implementation, operations, support, and maintenance.

PURPOSE

The AOSOS Consortium is a fully operational, self-governing and self-sufficient body responsible for the AOSOS case management and reporting system described above. The consortium enables members to confer and share knowledge, insights, and resources while meeting common core business needs of their workforce development systems. The AOSOS Consortium, which consists of those states committed by formal letter to the AOSOS Consortium Steering Committee to implement AOSOS, provides the functional requirements for ongoing system development and maintenance priorities.

AOSOS provides a platform for case management and service delivery to both individuals and employers that is shared by multiple programs and service delivery providers. The AOSOS Consortium representatives must work closely with other one-stop partners at all levels to develop features to most effectively meet this objective.


February 25, 2003                                                    Page 1 of 1

The purpose of this document is to formalize a charter for the AOSOS Consortium, establishing an organization with the responsibility and authority for shaping the ongoing development of AOSOS as a state and local tool and working with USDOL/ETA and the AJBSC to chart the strategic direction of AOSOS.

GUIDING PRINCIPLES

     -    USER DRIVEN / STATE AND LOCAL TOOL

          AOSOS has been designed primarily based on functionality and broad business requirements identified by the participating states. It is critical that future development be based on both state and local level prioritized business requirements. The AOSOS Consortium members jointly and equally share that responsibility.

     -    COLLABORATIVE DEVELOPMENT

          AOSOS is a robust and comprehensive system that, based on past experience, requires a great deal of user input into the development process. As such, the AOSOS Consortium requires full participation from all of its members to represent their individual organization's interests, as well as the AOSOS Consortium's interests as a whole. The AOSOS Consortium is a collaboration of equals and endeavors to spread the workload equally over its members, so as to not unfairly burden a select few members. However, its members are also committed to aiding each other to the extent practical and strive to foster an environment that is beneficial to all members, so each member sees value in maintaining their membership in the AOSOS Consortium for the long run.

     -    CONTINUOUSLY IMPROVING PRODUCT

          Consistent with the WIA guiding principle of "continuous improvement," the AOSOS Consortium's vision for AOSOS is that of a robust, flexible work in progress evolving to meet the changing needs of its users and enhance one-stop service delivery. The AOSOS Consortium will continually prioritize suggested enhancements and work with USDOL/ETA and the AJBSC to balance available resources.

     -    CUSTOMER DRIVEN DESIGN

          Although AOSOS needs to be responsive to legislative mandates, Federal policy, and State Workforce Investment Boards, the AOSOS Consortium needs to be mindful and incorporate the needs of workforce development professionals and end customers (employers, job seekers, and service providers) in AOSOS.


February 25, 2003                                                    Page 2 of 2

ROLES OF THE AOSOS CONSORTIUM

     DEFINING THE BUSINESS FUNCTIONALITY AND ESTABLISHING PRIORITIES FOR THE DEVELOPMENT AND ENHANCEMENT OF AOSOS

     This is a primary and core function of the AOSOS Consortium. In carrying out this responsibility, the AOSOS Consortium needs to identify, define and prioritize the business requirements for the AOSOS product. In addition, it needs to ensure that Federal requirements and State and Local interests are appropriately represented and balanced as part of the process. USDOL/ETA and the AJBSC recognize and support the AOSOS Consortium as the official authority charged with determining AOSOS functional requirements and development priorities.

     WORKING WITH USDOL/ETA AND THE AJBSC TO ASSIST IN DEVELOPING THE STRATEGIC DIRECTION FOR THE EVOLUTION OF THE AOSOS AS A PRODUCT SHARED BY MULTIPLE STATES

     The AOSOS Consortium will continually monitor and evaluate how things work today and how it wants them to work tomorrow, with special focus on the time after USDOL/ETA's discontinuation of annual funding for AOSOS. In addition, any number of environmental factors has the potential to impact the evolution of AOSOS as a product. Examples include, but are definitely not limited to: the availability of funding based on Congressional appropriations and/or administrative priorities within a new federal administration; changes in program requirements; an increase or decrease in the level of participation in the AOSOS consortium; or, technological advances. The AOSOS Consortium will provide the necessary platform for ongoing strategic planning and policy development for AOSOS in concert with USDOL/ETA and the AJBSC.

     STAYING ABREAST OF POLICY INITIATIVES IMPACTING SYSTEM REQUIREMENTS FOR AOSOS FOR FUTURE DEVELOPMENT

     Because AOSOS is tied very closely to requirements of the WIA, interpretations of the current WIA are still ongoing, and changes to WIA are likely during the pending reauthorization process, keeping up with evolving policies is important. It is also important to monitor policy changes in the WIA "required" one-stop programs and services.

     COMMUNICATING AOSOS CONSORTIUM DECISIONS TO MEMBER STATES, DEVELOPMENT PARTNERS, AND OTHER STAKEHOLDERS

     Because of the number of players and the complexity of the AOSOS Consortium in relationship to its partners, a strong commitment to communication in multi-media and a variety of forums is critical.

     ONGOING EVALUATION OF THE CHARTER FOR THE AOSOS CONSORTIUM

     Just as environmental factors can impact the evolution of AOSOS as a product, they may also provide the impetus to change how the AOSOS Consortium operates over time. Therefore, one of the roles of the AOSOS Consortium will be to


February 25, 2003                                                    Page 3 of 3
     continually reevaluate itself and develop new strategies for organizing if the current construct no longer fits. The AOSOS Consortium States may amend or revise the Charter at anytime as necessary to further the principles of the AOSOS Consortium states. Revisions will be done by previous notice and two thirds (2/3) member vote.

     DEVELOPING ALLIANCES WITH OTHER STATE CONSORTIA INVOLVED IN PRODUCT DEVELOPMENT SUPPORTING WORKFORCE DEVELOPMENT AS APPROPRIATE

     As the AOSOS Consortium looks to the future of AOSOS, it may be desirable to reach out to other state consortia working on either alternative one-stop operating systems and/or other workforce development tools to identify promising practices that the AOSOS Consortium may want to bring to bear in AOSOS or to leverage resources for the benefit of all consortia.

     ADVOCATING AND PROMOTING THE USE OF AOSOS BOTH INTERNALLY WITHIN THEIR STATE AND EXTERNALLY TO OTHER STATES AND ORGANIZATIONS

     The widespread use of AOSOS will encourage the sharing of information vital to national workforce development and improve the potential for future Federal funding for AOSOS, providing for stronger local workforce systems and the continued availability of quality low cost software.

     COOPERATING WITH THE OTHER MEMBERS OF THE AOSOS CONSORTIUM AND THE PARTNERS IN DEVELOPMENT IN A MANNER THAT PROMOTES CAMARADERIE, AS WELL AS POSITIVE, PRODUCTIVE, AND PROFESSIONAL OUTCOMES FOR THE PARTICIPANTS AND AOSOS AS A PRODUCT

     The AOSOS Consortium expects its membership to demonstrate professional decorum to each other and to complete committee assignments in a timely manner.

     ACTIVELY SOLICITING INPUT AND FEEDBACK FROM AOSOS USERS IN AOSOS CONSORTIUM STATES TO SUPPORT RECOMMENDATIONS FOR IMPROVEMENTS TO AOSOS

     It is expected that members will establish systems for obtaining user feedback and develop a process for making recommendations for enhancement and/or changes to the AOSOS application.

     RETAINING THE RIGHTS TO AOSOS SOURCE CODE AS DETERMINED BY THE AOSOS CONSORTIUM STEERING COMMITTEE AND AS NECESSARY TO SUPPORT THE AOSOS CONSORTIUM'S PRINCIPLES

     AOSOS Consortium states shall retain the rights to the AOSOS source code as determined in greater detail by the AOSOS Consortium Steering Committee. Members of the AOSOS Consortium are entitled to access to the source code and system documentation under conditions established by the AOSOS Consortium Steering Committee.


February 25, 2003                                                    Page 4 of 4

AOSOS CONSORTIUM MEMBERS / STAKEHOLDERS

Voting Members   Non-voting Stakeholders
--------------   -----------------------
Hawaii           America's Job Bank Service Center
Kentucky         USDOL/ETA
Nevada
New Jersey
New York
Rhode Island
Virgin Islands

The AOSOS Consortium Steering Committee, state contacts and other workgroup membership lists can be found on the AOSOS Information Site located at: http://ososinfo.ajb.org/

AOSOS CONSORTIUM MEMBERSHIP

     AOSOS CONSORTIUM MEMBERSHIP ASSURANCES AND REQUIREMENTS

     The following assurances are required of all AOSOS Consortium members, whether a new or returning member, via formal letter to the AOSOS Consortium Steering Committee:

     -    Agreement to the conditions and terms of the AOSOS Consortium Charter;

     -    Agreement to implement AOSOS, as either a hosted or non-hosted state;

     - Agreement to the terms and conditions specified in the NYSDOL AOSOS Software License; and,

     - Agreement to use and abide by the terms and conditions of the AOSOS Consortium's "Third Party Sublicense & Non-Disclosure Agreement."

     In addition, AOSOS Consortium membership requires:

     - Agree to enter into a "Subscription Agreement for AOSOS Services from America's Job Bank Service Center," which includes payment of an annual subscription fee prescribed by the AOSOS Consortium; and,

     -    AOSOS Consortium Steering Committee approval.

     AOSOS CONSORTIUM MEMBER RIGHTS

     Once a member has met the requirements and assurances listed above, each member is:

     - Entitled to representation on all AOSOS Consortium Committees, but at a minimum is required to be represented on the AOSOS Consortium Steering and Scope Committees;


February 25, 2003                                                    Page 5 of 5

     -    Entitled to one (1) vote on all AOSOS Consortium Committees;

     - Entitled to the AOSOS application, its source code, all bug fixes, enhancements and documentation enhancements; and,

     -    Recognized as a licensee of the AOSOS software.

NON-VOTING AOSOS CONSORTIUM MEMBERS/AGENT

USDOL/ETA is a non-voting member of the AOSOS Consortium, which represents the interests of other states, as well as ensuring that federal interests are being addressed in AOSOS' system development. The AJBSC, as the AOSOS Consortium Agent, is also a non-voting member of the AOSOS Consortium. The AOSOS Consortium works with both the USDOL/ETA and the AJBSC to identify and document development priorities based on available funding.

AOSOS CONSORTIUM AGENT

After July 1, 2003, the Consortium Agent will perform stewardship responsibilities defined below on behalf of the AOSOS Consortium. The Consortium Agent will be willingly accountable for the well being of the AOSOS Consortium by operating in service, rather than in control. The Consortium Agent will undertake the following responsibilities on behalf of the Consortium:

- Fiduciary responsibility - Collecting and accounting for funds received and spent.

- Providing Reports to the Consortium - Status and performance reporting in matters relating to schedules, budget, resources and technical performance.

- Providing services as described in the "Subscription Agreement for AOSOS Services from America's Job Bank Service Center" and the annual AOSOS/AJBSC-developed "Statement of Work."

NEW AOSOS CONSORTIUM MEMBERS

New members are required to make a two-year commitment to the AOSOS Consortium and are exempted from the annual subscription fee for up to one year by the AOSOS Consortium Steering Committee. No AOSOS Consortium grant dollars or subscription fees will be used to support implementation of AOSOS for new members. New members are responsible for costs associated with implementation of the AOSOS software, e.g., data conversion, software installation, technical assistance and training. As individual member resources allow, limited "in-kind" assistance may be available from the consortium members in various forms, i.e., lessons learned information, training manuals and materials, ad hoc reports code, compatible application modules, etc.

RETURNING AOSOS CONSORTIUM MEMBERS

Former members who return to the AOSOS Consortium are not exempted from the first year subscription fee. No AOSOS Consortium grant dollars or subscription fees will be used to support implementation of AOSOS for returning members. Returning members are responsible for all costs associated with implementation of the


February 25, 2003                                                    Page 6 of 6

     AOSOS software, e.g., data conversion, software installation, technical assistance and training. As individual member resources allow, limited "in-kind" assistance may be available from the consortium members in various forms, i.e., lessons learned information, training manuals and materials, ad hoc reports code, compatible application modules, etc.

     LEAVING THE AOSOS CONSORTIUM

     Exiting from membership requires a letter to the Chairperson of the AOSOS Consortium Steering Committee and the AJBSC, per the Subscription Agreement conditions, advising of the member's planned departure. This notice should be delivered as early as possible, but not less than two (2) months in advance of planned exit from the AOSOS Consortium and no later than April 30th for the following fiscal year. Departure from the AOSOS Consortium does not void the terms and conditions of the executed software license or the requirement to continue to protect the AOSOS Consortium's intellectual property. Whether the exiting member continues to use the AOSOS software or not:

          - They must abide by the terms of Section V., "Termination" in the "Subscription Agreement for AOSOS Services from America's Job Bank Service Center;"

          - They must continue to abide by the terms and conditions of the NYSDOL AOSOS Software License in matters related to the AOSOS property;

          - They must continue to use the AOSOS Consortium's "Third Party Sublicense & Non-Disclosure Agreement" when dealing with third parties in matters related to the AOSOS property;

          - They are not entitled to any AOSOS bug fixes, enhancements, new development or system documentation beyond the date of their exit; and,

          - They are not entitled to a subscription fee refund, in full or partial, if departure occurs during a fiscal year.

AOSOS CONSORTIUM ORGANIZATIONAL STRUCTURE

     STEERING COMMITTEE

     The AOSOS Consortium Steering Committee administers the consortium and takes responsibility for final decision-making on behalf of the AOSOS Consortium. Each state formally committed to utilizing AOSOS as their primary one-stop operating system will respectively identify one individual from their state to act as a member of the AOSOS Consortium Steering Committee. A USDOL/ETA representative will serve as a non-voting member on the Committee. The AJBSC will also appoint one representative to serve as a non-voting member on the Committee.

     The AOSOS Consortium Steering Committee functions as the formal decision-making body on behalf of the AOSOS Consortium. By separate document, the AOSOS Consortium Steering Committee has developed and agreed to AOSOS Consortium operating procedures which include, but are not limited to: how the


February 25, 2003                                                    Page 7 of 7

     AOSOS Consortium conducts meetings; the method of member voting; protocols for communications between member states and USDOL/ETA, the AJBSC and others; functionality sign-offs; participation and representation on other committees/workgroups; meetings; and other operational/organizational decisions as needed. These procedures also outline how functional requirements will be developed, documented and approved, then communicated to the Consortium Agent and its contractor(s).

     The operating procedures also describe the frequency and manner with which the AOSOS Consortium Steering Committee and full AOSOS Consortium membership meet. Any AOSOS Consortium Steering Committee member, USDOL/ETA, or the AJBSC may request meetings. Participation in meetings by non-Consortium state staff, other stakeholders, and/or other invitees is permitted with prior approval of the Steering Committee.

     Although it will be important for them to play an active role in the discussion of most issues, neither the USDOL/ETA, nor the AJBSC will participate in the decisions for final recommendations or decisions of the AOSOS Consortium Steering Committee on behalf of the AOSOS Consortium. However, decisions affecting federal resources or involving federal compliance responsibilities made by the AOSOS Consortium Steering Committee will have to have the affirmative consent of the USDOL/ETA before becoming official.

     SUB-COMMITTEE/WORKGROUP STRUCTURE

     The AOSOS Consortium Steering Committee, through AOSOS Consortium operating procedures, may decide at any time to develop a workgroup or workgroups to carry out the functions of the AOSOS Consortium. Such workgroups will have no final decision-making authority and will be charged with making recommendations to the AOSOS Consortium Steering Committee for action. When appointing a workgroup, the AOSOS Consortium Steering Committee will develop a specific charter for the group, which should include: identification of a facilitator/convener for the workgroup; the purpose the workgroup is intended to meet, specific deliverables, and a time frame for the deliverables. Any member state may choose to be represented on a workgroup, however where possible, workgroups should be no more than 6-8 members. The AOSOS Consortium Steering Committee may choose to appoint other partners, subject matter experts or stakeholders to any workgroup as needed.

PARTNERSHIPS / RELATIONSHIPS

There are at least three entities with which the AOSOS Consortium will be interacting on a regular basis. The AJBSC, as the entity responsible for meeting the contractual obligations to the USDOL/ETA in PY2003 for maintenance and limited development of AOSOS and to the AOSOS Consortium as its agent for new development and enhancements, is a non-voting member of the AOSOS Consortium and a critical partner. USDOL/ETA currently is


February 25, 2003                                                    Page 8 of 8
one source of funds for AOSOS and has interests in making AOSOS successful on behalf of all states as well as ensuring that federal interests in AOSOS are met where appropriate. As such, USDOL/ETA is a non-voting member of the AOSOS Consortium and also a critical partner.

The AOSOS Consortium has shared interests with the CareerOneStop Managing Partners, which operate as a federal/state board governing the ongoing development of the national electronic workforce development tools, specifically the CareerOneStop products (formerly known as the America's Career Kit tools). Therefore, there may be shared issues between the AOSOS Consortium and the CareerOneStop Managing Partners in the future that will require joint action.

The AOSOS Consortium also has shared interests with the USDOL/ETA-facilitated "Super Consortium," and is committed to participating in the group to identify and pursue ways to leverage resources, thereby together improving the automated support of our respective workforce development delivery systems.


February 25, 2003                                                    Page 9 of 9

                   ACCEPTANCE OF THE AOSOS CONSORTIUM CHARTER
                          WRITTEN COMMITMENT TO AOSOS

I have read the charter, agree to the guiding principles laid out herein, and commit to abide by the roles and responsibilities of Consortium members laid out in the AOSOS Consortium Charter. I further recognize that there is an inherent commitment of staff time necessary to participate in the Consortium and its related committees. I understand that this staff time is necessary to develop the requirements, further enhance, and install new versions of the AOSOS product, and agree to support the participation of staff from my State in this effort.

By signing this document, I hereby ratify this charter and commit my State to implementing AOSOS as our One-Stop operating system. I further certify that I have the authority to make this type of commitment on behalf of the State of Hawaii.

Hawaii
State

Nelson B. Befitel
Authorized State Representative (Printed Name)


/s/ Nelson B. Befitel
-----------------------------------------
Authorized State Representative Signature

Director, Department of Labor and Industrial Relations
Authorized State Representative Title (Printed)

11/10/03
Date


February 25, 2003                                                  Page 10 of 10

                   ACCEPTANCE OF THE AOSOS CONSORTIUM CHARTER
                           WRITTEN COMMITMENT TO AOSOS

I have read the charter, agree to the guiding principles laid out herein, and commit to abide by the roles and responsibilities of Consortium members laid out in the AOSOS Consortium Charter. I further recognize that there is an inherent commitment of staff time necessary to participate in the Consortium and its related committees. I understand that this staff time is necessary to develop the requirements, further enhance, and install new versions of the AOSOS product, and agree to support the participation of staff from my State in this effort.

By signing this document, I hereby ratify this charter and commit my State to implementing AOSOS as our One-Stop operating system. I further certify that I have the authority to make this type of commitment on behalf of the State of Kentucky.

Kentucky
State

Willie H. Lile
Authorized State Representative (Printed Name)


/s/ W. H. Lile                              9/24/03
-----------------------------------------
Authorized State Representative Signature

Secretary, Cabinet for Workforce Development
Authorized State Representative Title (Printed)

----------------------------
Date


February 25, 2003                                                  Page 10 of 10

                   ACCEPTANCE OF THE AOSOS CONSORTIUM CHARTER
                           WRITTEN COMMITMENT TO AOSOS

I have read the charter, agree to the guiding principles laid out herein, and commit to abide by the roles and responsibilities of Consortium members laid out in the AOSOS Consortium Charter. I further recognize that there is an inherent commitment of staff time necessary to participate in the Consortium and its related committees. I understand that this staff time is necessary to develop the requirements, further enhance, and install new versions of the AOSOS product, and agree to support the participation of staff from my State in this effort.

By signing this document, I hereby ratify this charter and commit my State to implementing AOSOS as our One-Stop operating system. I further certify that I have the authority to make this type of commitment on behalf of the State of Nevada.

Nevada
State

Myla C. Florence
Authorized State Representative (Printed Name)


/s/ Myla C. Florence
-----------------------------------------
Authorized State Representative Signature

Director
Authorized State Representative Title (Printed)

12/30/03
Date


February 25, 2003                                                  Page 10 of 10

                   ACCEPTANCE OF THE AOSOS CONSORTIUM CHARTER
                           WRITTEN COMMITMENT TO AOSOS

I have read the charter, agree to the guiding principles laid out herein, and commit to abide by the roles and responsibilities of Consortium members laid out in the AOSOS Consortium Charter. I further recognize that there is an inherent commitment of staff time necessary to participate in the Consortium and its related committees. I understand that this staff time is necessary to develop the requirements, further enhance, and install new versions of the AOSOS product, and agree to support the participation of staff from my State in this effort.

By signing this document, I hereby ratify this charter and commit my State to implementing AOSOS as our One-Stop operating system. I further certify that I have the authority to make this type of commitment on behalf of the State of New Jersey.

New Jersey
State

JoAnn Hammill
Authorized State Representative (Printed Name)


/s/ JoAnn Hammill
-----------------------------------------
Authorized State Representative Signature

Assistant Commissioner - Workforce New Jersey
Authorized State Representative Title (Printed)

July 29, 2003
Date


February 13, 2003                                                  Page 10 of 10

                   ACCEPTANCE OF THE AOSOS CONSORTIUM CHARTER
                           WRITTEN COMMITMENT TO AOSOS

I have read the charter, agree to the guiding principles laid out herein, and commit to abide by the roles and responsibilities of Consortium members laid out in the AOSOS Consortium Charter. I further recognize that there is an inherent commitment of staff time necessary to participate in the Consortium and its related committees. I understand that this staff time is necessary to develop the requirements, further enhance, and install new versions of the AOSOS product, and agree to support the participation of staff from my State in this effort.

By signing this document, I hereby ratify this charter and commit my State to implementing AOSOS as our One-Stop operating system. I further certify that I have the authority to make this type of commitment on behalf of the State of New York.

New York
State

Michael J. Nevins
Authorized State Representative (Printed Name)


/s/ Michael J. Nevins
-----------------------------------------
Authorized State Representative Signature

Chief Information Officer
Authorized State Representative Title (Printed)

July 22, 2003
Date


February 25, 2003                                                  Page 10 of 10

                   ACCEPTANCE OF THE AOSOS CONSORTIUM CHARTER
                           WRITTEN COMMITMENT TO AOSOS

I have read the charter, agree to the guiding principles laid out herein, and commit to abide by the roles and responsibilities of Consortium members laid out in the AOSOS Consortium Charter. I further recognize that there is an inherent commitment of staff time necessary to participate in the Consortium and its related committees. I understand that this staff time is necessary to develop the requirements, further enhance, and install new versions of the AOSOS product, and agree to support the participation of staff from my State in this effort.

By signing this document, I hereby ratify this charter and commit my State to implementing AOSOS as our One-Stop operating system. I further certify that I have the authority to make this type of commitment on behalf of the State of Rhode Island.

Rhode Island
State

Judith E. Cozine
Authorized State Representative (Printed Name)


/s/ Judith E. Cozine
-----------------------------------------
Authorized State Representative Signature

Assistant Director
Authorized State Representative Title (Printed)

10-29-03
Date


February 25, 2003                                                  Page 10 of 10

                   ACCEPTANCE OF THE AOSOS CONSORTIUM CHARTER
                          WRITTEN COMMITMENT TO AOSOS

I have read the charter, agree to the guiding principles laid out herein, and commit to abide by the roles and responsibilities of Consortium members laid out in the AOSOS Consortium Charter. I further recognize that there is an inherent commitment of staff time necessary to participate in the Consortium and its related committees. I understand that this staff time is necessary to develop the requirements, further enhance, and install new versions of the AOSOS product, and agree to support the participation of staff from my State in this effort.

By signing this document, I hereby ratify this charter and commit my State to implementing AOSOS as our One-Stop operating system. I further certify that I have the authority to make this type of commitment on behalf of the State of VIRGIN ISLANDS.

VIRGIN ISLANDS
State

Cecil R. Benjamin
Authorized State Representative (Printed Name)


/s/ Cecil R. Benjamin
-------------------------------------
Authorized State Representative
Signature

Commissioner of Labor
Authorized State Representative Title (Printed)

December 20, 2004
Date


February 25, 2003                                                  Page 10 of 10

     ADDITIONALLY IN WITNESS WHEREOF, the parties hereto have executed this Charter as of the date first above written.

                                        AOSOS CONSORTIUM CHARTER

                                        Agency Certification

                                        "In addition to the acceptance of this
                                        Charter, I also certify that original
                                        copies of this signature page will be
                                        attached to all other exact copies of
                                        this Charter."

                                        THE PEOPLE OF THE STATE OF NEW YORK


                                        BY: /s/ Edward E. Snyder
                                            ------------------------------------
                                        NYS DEPARTMENT OF LABOR
                                        NAME: EDWARD E. SNYDER
                                        TITLE: ASSOCIATE ACCOUNTANT
                                               FEB - 2 2004


APPROVED
ALAN G. HEVESI
STATE COMPTROLLER

--------------------------
          APPROVED
 DEPT. OF AUDIT & CONTROL
         FEB 23 2004


------------------------
FOR THE STATE COMPTROLLER
--------------------------